Exhibit 10.1
SECURED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT
THIS SECURED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT (this “Agreement”), dated as of June 22, 2025, is between Sequans Communications S.A., a société anonyme incorporated in the French Republic (the “Company”), each purchaser listed on the signature pages hereto (each, a “Buyer” and collectively, the “Buyers”) and Hudson Bay PH XVI Ltd. as collateral agent (in such capacity, the “Collateral Agent”).
WITNESSETH
WHEREAS, the Company and each Buyer desire to enter into this transaction for the Company to sell and such Buyer to purchase the Secured Convertible Debentures (as defined below) and/or Common Warrants (as defined below) pursuant to an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D (“Regulation D”) promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder;
WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, (a) the Company shall issue and sell to each Buyer, as provided herein, and each Buyer shall purchase a secured convertible debenture in the form attached hereto as Exhibit A (each such secured convertible debenture, a “Secured Convertible Debenture” and collectively, the “Secured Convertible Debentures”) in the aggregate principal amount of $189,000,000 (the “Subscription Amount”), which shall be convertible into (i) ordinary shares, nominal value €0.01 per share of the Company (the “Ordinary Shares”), represented by a number of American Depositary Shares (each an “ADS”), specified pursuant to the Amended and Restated Deposit Agreement dated as of May 14, 2018 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and the holders from time to time of the ADSs issued thereunder, indirectly through the conversion into Ordinary Shares (the ADSs delivered or deliverable upon conversion of all or any portion of the Secured Convertible Debentures into Ordinary Shares are referred to herein as the “Conversion ADSs” and such Ordinary Shares are referred to herein as “Conversion Shares”) and (ii) pre-funded warrants (the “Pre-Funded Warrants”), to purchase Ordinary Shares represented by ADSs (as exercised, such Ordinary Shares collectively, the “Pre-Funded Warrant Shares” and such ADSs collectively, the “Pre-Funded Warrant ADSs”) whose terms and conditions (the “Terms and Conditions of the Pre-Funded Warrants”) are attached hereto as Exhibit B, and/or (b) common warrants (the “Common Warrants”), to purchase Ordinary Shares represented by ADSs or additional Pre-Funded Warrants at the election of the holder thereof (as exercised, such Ordinary Sares collectively, the “Common Warrant Shares” and such ADSs collectively, the “Common Warrant ADSs”) whose terms and conditions (the “Terms and Conditions of the Common Warrants”) are attached hereto as Exhibit F, subject to the conditions to the Closing set forth in Sections 6 and 7 below being satisfied or waived (the “Closing”), at a purchase price for all such securities, payable in cash, equal to 96% of the Subscription Amount (the “Purchase Price”), in each case in the respective amounts set forth opposite such Buyer’s name on Schedule I to this Agreement;
WHEREAS, on or before the Closing Date (as defined below), the parties hereto are executing and delivering a Registration Rights Agreement (the “Registration Rights

Agreement”), attached hereto as Exhibit C, pursuant to which the Company has agreed to provide certain resale registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws;
WHEREAS, the Company has engaged Northland Capital Markets, Yorkville Advisors and B. Riley Securities as its placement agents (the “Placement Agents”) for the offering of Securities;
WHEREAS, on or before the Closing Date, the Company shall execute and deliver a Guaranty and Security Agreement (the “Security Agreement”) in the form attached hereto as Exhibit E and certain other agreements pursuant to which the Company has agreed to provide a first priority lien on certain assets of the Company as security for the obligations of the Company to the Buyers;
WHEREAS, the Secured Convertible Debentures, the Conversion Shares, the Conversion ADSs, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Common Warrants and the Common Warrant Shares are collectively referred to herein as the “Securities;” and
WHEREAS, substantially concurrently with the execution and delivery of this Agreement, the Company is selling in a private offering to persons reasonably believed to be either (i) “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Securities Act or (ii) institutional “accredited investors” (“IAIs”) within the meaning of Rule 501(a) of Regulation D under the Securities Act, in each case pursuant to the exemption from registration under Rule 4(a)(2) of the Securities Act, Ordinary Shares represented by ADSs and/or (ii) pre-funded warrants to purchase Ordinary Shares represented by ADSs (the “Common Equity Private Placement”).
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer, severally and not jointly, hereby agree as follows:
1.    PURCHASE AND SALE OF SECURED CONVERTIBLE DEBENTURES.
(a)    Purchase of Secured Convertible Debentures. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer agrees to purchase from the Company at the Closing, (i) a Secured Convertible Debenture with principal amount corresponding to the Subscription Amount set forth opposite such Buyer’s name on Schedule I attached hereto and (ii) a number of Common Warrants set forth opposite such Buyer’s name on Schedule I attached hereto.
(b)    Closing Date. The Closing shall occur remotely by conference call and electronic delivery of documentation. The date and time of the Closing shall be on the date no later than two business days after the date that the conditions to Closing set forth in Sections 6 and 7 are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer) (the “Closing Date”). As used herein “Business Day” means any day other than a Saturday, a Sunday, or any other day on which commercial banks in New York City or Paris are authorized or required by law or other governmental action to be closed; provided, however, for clarification, commercial banks in New York City or Paris shall not be deemed to be authorized or required by law or executive order to close or be closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York City or Paris are open for use by customers on such day.
(c)    Form of Payment; Deliveries. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, on the Closing Date:
(i)     each Buyer, severally and not jointly, shall deliver, or cause to be delivered, to the Company:
(1)     the Purchase Price.
(ii)     the Company shall do the following with respect to each Buyer:
(1)     deliver to such Buyer the Secured Convertible Debenture which such Buyer is purchasing at the Closing with a principal amount corresponding with the Subscription Amount set forth opposite such Buyer’s name on the Schedule of Buyers attached as Schedule I hereto, duly executed on behalf of the Company; and
(2)     issue an aggregate amount of Common Warrants as set forth opposite such Buyer’s name on the Schedule of Buyers attached as Schedule I hereto. All such Common Warrant Shares and Common Warrants shall be evidenced by a book entry on a securities account open in their name in the books of the Company, in accordance with Articles L. 211-3 et seq. of the French Monetary and Financial Code.
2.    BUYER’S REPRESENTATIONS AND WARRANTIES.
Each Buyer, for itself and not for any other Buyer, represents and warrants to the Company and the Placement Agents that, as of the date hereof and as of the Closing Date:
(a)    Investment Purpose. The Buyer is acquiring the Securities for its own account for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a registration statement covering such Securities or an available exemption under the Securities Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities in violation of applicable securities laws. As used herein, “Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.
(b)    Accredited Investor Status. The Buyer is either a QIB under the Securities Act or IAI within the meaning of Rule 501(a) of Regulation D under the Securities Act.
(c)    Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.
(d)    Information. The Buyer and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Buyer deemed material to making an informed investment decision regarding its purchase of the Securities, which have been requested by such Buyer, including the supplemental risk factors set forth on Exhibit D, and has had the opportunity to review the Company’s filings and submissions with the SEC, including, without limitation, all information filed or furnished pursuant to the Exchange Act and all information incorporated into such filings and submissions. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors or representatives, if any, shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.
(e)    Transfer or Resale. The Buyer understands that: (i) the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) such Buyer provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller

(or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(e).
(f)    Legends. The Buyer agrees to the imprinting, so long as its required by this Section 2(f), of a restrictive legend on the Securities in substantially the following form:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE [AND THOSE SECURITIES INTO WHICH THEY ARE CONVERTIBLE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES [AND THOSE SECURITIES INTO WHICH THEY ARE CONVERTIBLE] HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
Any certificate or book-entry Securities issued under this Agreement shall not contain any legend (including the legend set forth above), (i) following any sale of such Securities, as applicable, pursuant to Rule 144, (ii) if such Securities, as applicable are eligible for sale under Rule 144 and such Buyer has delivered all documentation reasonably requested by the Company to cause Company’s transfer agent to remove all restrictive legends from the Securities, as applicable, other than any legal opinions required by the transfer agent, which shall be provided by the Company, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than one (1) Business Day (or such earlier time as required pursuant to the Exchange Act (as defined below) or other applicable law, rule or regulation for the settlement of a trade initiated on the date such Buyer delivers such legended certificate representing such securities to the Company) following the delivery by a Buyer to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such securities (endorsed or with share transfer powers attached, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Buyer as may be required above in this Section 2(f), as directed by such Buyer, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program, instruct the transfer agent to credit the aggregate number of ADSs to which such Buyer shall be entitled to such Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, instruct the transfer agent to issue and deliver (via reputable overnight courier) to such Buyer, a certificate representing such securities that is free from all restrictive and other legends, registered in the name of such Buyer or its designee. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith. The Buyer agrees that the removal of a restrictive legend from certificates representing Securities as set forth in this Section 2(f) is predicated upon the Company’s reliance that the Buyer will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.
(g)    Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out and perform its obligations hereunder and thereunder.
(h)    Authorization, Enforcement. The Transaction Documents to which each such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(i)    No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.
(j)    Certain Trading Activities. The Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing as of the time that the Buyer first contacted the Company or the Company’s agents regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by such Buyer.
(k)    No General Solicitation. The Buyer is not purchasing or acquiring the Securities as a result of any general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.
(l)    Not an Affiliate. The Buyer is not (i) an officer or director of the Company or any of its Subsidiaries (as defined in the Debenture), (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) a “beneficial owner” of more than 10% of the Ordinary Shares (as defined for purposes of Rule 13d-3 of the Exchange Act).
(m)    No Public Market. The Buyer understands that no public market exists for the Secured Convertible Debenture, and that there is no assurance that a public market will ever develop for the Secured Convertible Debenture.
(n)    Investment Funds. The Buyer represents, warrants, acknowledges and agrees that, if such Buyer is acting on behalf of investment funds or other legal entities managed or advised by it, the representations made under this Section shall also apply to each such fund or legal entity and such Buyer shall further ensure compliance thereof by each such fund or entity in connection with the Secured Convertible Debenture, Pre-Funded Warrants and Common Warrants.
3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
Except as set forth in the SEC Documents (as defined below) that are available on the SEC’s website through the EDGAR system at least one (1) Business Day prior to the date of this Agreement (unless the context provides otherwise), the Company hereby makes the representations and warranties set forth below to each Buyer as of the date hereof and as of the Closing Date:
(a)    Organization and Qualification. Each of the Company and Bitquans Holdings LLC (the “Guarantor”) has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of incorporation or organization. Each of the Company and the Guarantor is duly qualified to do business and is in good standing (or the foreign equivalent thereof) as a foreign corporation or other legal entity in each jurisdiction in which its ownership or lease of its properties or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its properties and to conduct the businesses in which each is engaged.
(b)    Authorization; Enforcement; Validity. Each of the Company and the Guarantor has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and, upon obtaining the Resolution, to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and, as applicable, the Guarantor and the consummation by the Company and the Guarantor of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Secured Convertible Debentures, the reservation for issuance and issuance of the Conversion Shares, the Pre-Funded Warrant Shares and Common Warrant Shares, and the delivery of ADSs representing the Ordinary Shares), have been duly authorized by the Company’s Chief Executive Officer and board of directors and the Guarantor’s Chief Executive Officer and board of directors and no further filing, consent or authorization (other than the Resolution) is required by the Company, the Guarantor, their respective board of directors or shareholders or other governmental or corporate body other than any filing, consent or authorization the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect (as defined below). This Agreement has been, and the other Transaction Documents to which the Company or the Guarantor is a party will be prior to the Closing, duly executed and delivered by the Company and, as applicable, the Guarantor, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company and, as applicable, the Guarantor in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Secured Convertible Debentures, the Security Agreement, and each of the other agreements and instruments, including any Pre-Funded Warrants and Common Warrants, entered into by the Company or delivered by the Company in connection with the transactions contemplated hereby and thereby, as may be amended from time to time. The Company further represents that, as of the Closing Date, the shareholders of the Company, in the context of the Resolution, waived their preferential subscription rights notably in favor of: (i) any industrial partner that has a similar, complementary or related business to that of the Company, (ii) institutional or strategic investors (a) that have, as the case may be, the status of Qualified Institutional Buyers or Institutional Accredited Investors within the meaning of U.S. law, of qualified investors within the meaning of Regulation (EU) 2017/1129 of 14 June 2017 or an equivalent status under the rules applicable in its country of incorporation; (b) and that invest in companies with high growth potential and have a certain number of significant references making investments in small/mid cap equities; or (iii) any institution that acts as a depository in connection with any offering by the Company of American Depositary Shares registered with the Securities and Exchange Commission.
(c)    Issuance of Securities. The issuance of the Secured Convertible Debentures has been duly authorized and, when issued and delivered to each Buyer against full payment therefor in accordance with the terms of this Agreement, the Secured Convertible Debentures will be validly issued, fully paid and non-assessable, will be issued free and clear of any mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, security interests and other encumbrances (collectively, “Liens”) or other restrictions (other than those as provided in the Transaction Documents or restrictions on transfer under applicable state and federal securities laws). As of the Closing Date, the Company shall have reserved from its authorized share capital not less than the Required Reserve Amount (as defined herein). Subject to and upon obtaining the Resolution, and the issuance or conversion in accordance with the Secured Convertible Debentures, each of the Conversion Shares and the Conversion ADSs, when issued or delivered, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of ADSs, and each of the Conversion Shares and the Conversion ADSs will not have been issued or delivered in violation of or subject to any preemptive or similar rights pursuant to the laws of the French Republic or the Company’s status or any agreement or other instrument to which the Company is a party. The issuance of the Pre-Funded Warrants and Common Warrants has been duly authorized (other than the Resolution) and, when issued and delivered in accordance with the terms of the Secured Convertible Debentures, the Pre-Funded Warrants and Common Warrants, as applicable, will be validly issued, fully paid and non-assessable and will be issued free and clear of any Liens or other restrictions (other than those as provided in the Transaction Documents or restrictions on transfer under applicable state and federal securities laws). Subject to and upon obtaining the Resolution, and the issuance or exercise in accordance with the Pre-Funded Warrants or Common Warrants, as applicable, each of the Pre-Funded Warrant Shares, the Pre-Funded Warrant ADSs, the Common Warrant Shares, and the Common Warrant ADSs, when issued and delivered, will be validly issued, fully paid and nonassessable, as applicable, and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of ADSs, and each of the Pre-Funded Warrant Shares, the Pre-Funded Warrant ADSs, the Common Warrant Shares and the Common Warrant ADSs will not have been issued in violation of or subject to any preemptive or similar rights pursuant to the laws of the French Republic or the Company’s status or any agreement or other instrument to which the Company is a party. Upon exercise of the Pre-Funded Warrants and payment of the exercise price by the Buyer for the Pre-Funded Warrant Shares issuable in connection with the Pre-Funded Warrants, such Pre-Funded Warrant Shares shall be deposited with the Depositary for the issuance of Pre-Funded Warrant ADSs. Upon exercise of the Common Warrants and payment of the exercise price by the Buyer for the Common Warrant Shares issuable in connection with the Common Warrants, such Common Warrant Shares shall be deposited with the Depositary for the issuance of Common Warrant ADSs.
(d)    No Conflicts. Assuming the accuracy of each Buyer’s representations and warranties in Section 2, the execution and delivery by the Company and the Guarantor of the Transaction Documents, and the performance by the Company and the Guarantor of their respective obligations under the Transaction Documents, including the issuance and sale of each of the Securities, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any of the property or assets of the Company or the Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or the Guarantor is a party or by which the Company or Guarantor is bound or to which any of the property or assets of the Company or the Guarantor is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof) or financial condition of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into by the Company or the Guarantor in connection herewith or therewith or (iii) the authority or ability of the Company or the Guarantor to perform any of its obligations under any of the Transaction Documents and to issue, sell and deliver the Securities or materially affect the validity of the Conversion Shares, the Pre-Funded Warrant Shares, the Common Warrant Shares, or the legal authority of the Company or the Guarantor to comply in all material respects with the terms of this Agreement or the other Transaction Documents (each, a “Material Adverse Effect”); (iv) the organizational documents of the Company or the Guarantor; or (v) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company, the Guarantor or any of their respective properties, including without limitation the rules and regulations of the New York Stock Exchange (the “Principal Market”) provided however, that in the event the ADSs are ever listed or traded on any of the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, the “Principal Market” shall mean the principal such market, in terms of volume, on which the ADSs is then listed or traded), and including all applicable laws, rules and regulations of the jurisdiction of incorporation of the Company and the Guarantor) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound, encumbered or otherwise affected that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially affect the validity of the Conversion Shares, the Pre-Funded Warrant Shares or the Common Warrant Shares or the legal authority of the Company or the Guarantor to comply in all material respects with the terms of this Agreement or the other Transaction Documents.
(e)    Consents. Assuming the accuracy of each Buyer’s representations and warranties in Section 2, the Company and the Guarantor are not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the Principal Market) or other person in connection with the execution, delivery and performance by the Company or the Guarantor of this Agreement (including, without limitation, the issuance of the Securities) or the other Transaction Documents and the issuance and sale of the Securities, other than (i) the filings required by applicable state or federal securities laws, (ii) the Resolution, (iii) those required by the Principal Market, if any, and (iv) the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the sale and issuance of the Securities. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the ADSs in the foreseeable future.

(f)    Acknowledgment Regarding Each Buyer’s Purchase of Securities. The Company acknowledges and agrees each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and thereby and any advice given by each Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby and thereby is merely incidental to each Buyers’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
(g)    Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares and Conversion ADSs, as well as Pre-Funded Warrant ADSs, Pre-Funded Warrant Shares, Common Warrant ADSs, or Common Warrant Shares, will increase in certain circumstances. The Company further acknowledges its obligation to issue and deliver (x) the Conversion Shares and the Conversion ADSs upon conversion of each Secured Convertible Debenture in accordance with its terms and (y) the Pre-Funded Warrant ADSs, the Pre-Funded Warrant Shares, the Common Warrant ADSs and the Common Warrant Shares upon exercise of any Pre-Funded Warrant or Common Warrant, in each case, is absolute and unconditional regardless of the dilutive effect that such issuance and delivery may have on the ownership interests of other shareholders of the Company.
(h)    SEC Documents; Financial Statements. Since December 31, 2023, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has made available to each Buyer (including via the SEC’s EDGAR system) a copy of all SEC Documents, which SEC Documents, as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents filed under the Exchange Act (except to the extent that information contained in any SEC Document has been superseded by a later timely filed SEC Document) contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of any SEC Document that is a registration statement, or included, when filed, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of all other SEC Documents. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with IFRS and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.
(i)    Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in the Company’s Annual Report on Form 20-F for the year ended December 31, 2024 (the “Annual Report”), or as otherwise disclosed therein, there has been no Material Adverse Effect, nor any event or occurrence affecting the Company or its Subsidiaries that, individually or in the aggregate, would be reasonably expected to result in a Material Adverse Effect. Since the date of the Company’s most recent audited financial statements contained in the Annual Report, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business consistent with past practice or (iii) made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business consistent with past practice. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, on a consolidated basis, after giving effect to the transactions contemplated hereby to occur at the Closing, are not Insolvent (as defined below). For purposes of this Section 3(k), “Insolvent” means, with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction and is not about to engage in any business or in any transaction for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.
(j)    No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability or circumstance has occurred or exists, or is reasonably expected to exist or occur specific to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its ADSs and which has not been publicly announced, or (ii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(k)    Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term under its By-laws (statuts), any certificate of designation, preferences or rights of any outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, Articles of Incorporation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any material rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of trading of the ADSs by the Principal Market in the foreseeable future. Since December 31, 2024, (i) the ADSs have been listed or designated for quotation on the Principal Market, (ii) trading in the ADSs has not been suspended by the SEC or the Principal Market and (iii) except for (1) as publicly disclosed in filings with the SEC, or (2) any non-compliance with continued listing standards applicable to the Company relating to the average market capitalization of the Company that would be reasonably expected to be cured as a result of the transactions contemplated by this Agreement and the Common Equity Private Placement, the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the ADSs from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.
(l)    Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee, nor any other Person acting for or on behalf of the Company or any of its Subsidiaries (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act (the “FCPA”) or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other Person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any Person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose, in violation of applicable law, of: (i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or (ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.
(m)    Equity Capitalization.
(i)    Authorized and Outstanding Share Capital. As of the date hereof, the share capital of the Company consists of 255,175,722 issued Ordinary Shares, fully paid, and with a par value of €0.01 each, other than the Ordinary Shares issued in the context of the Common Equity Private Placement. All of the outstanding Ordinary Shares of the Company have been duly authorized, validly issued and are fully paid and nonassessable and were issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. Except as disclosed in the public filings, set forth above or pursuant to this Agreement, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, any securities or obligations convertible into, or any contracts or commitments to issue or sell, any share capital, or any such warrants, convertible securities or obligations. Except as previously disclosed in the Company’s public filings, the Company has no indebtedness as of the date of this Agreement.
(ii)    Reserved.
(iii)    Existing Securities; Obligations. Except as disclosed in the SEC Documents: (A) none of the Company’s or any Subsidiary’s shares, interests or share capital is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or share capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or share capital of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; and (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.
(iv)    Organizational Documents. The Company has furnished to each Buyer or filed on EDGAR true, correct and complete copies of the Company’s organizational documents, and the terms of all convertible securities and the material rights of the holders thereof in respect thereto.
(n)    Indebtedness and Other Contracts. Each of the Company and the Guarantor is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Company or the Guarantor, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Company or the Guarantor is now a party or by which the Company’s or the Guarantor’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company, the Guarantor or any of their respective properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Other than as set forth in the SEC Documents, neither the Company nor any of its Subsidiaries, (i) has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with IFRS) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with IFRS, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.
(o)    Litigation. Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) proceeding pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.
(p)    Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and presently proposed to be conducted. Except as disclosed in the SEC Documents, none of the Company’s Intellectual Property Rights, that are material to the conduct of the business, have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others except where such infringement would not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights that are material to the conduct of the business.
(q)    Environmental Laws. Except, in each case, as would not be reasonably anticipated to have a Material Adverse Effect, the Company and the Subsidiaries (a) are in compliance with any and all applicable laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, (b) have received and hold all material permits, licenses or other approvals required of them under all such laws to conduct their respective businesses and (c) are in compliance with all material terms and conditions of any such permit, license or approval.
(r)    Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all material foreign, federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject, and (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.
(s)    Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, as applicable, is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.
(t)    Investment Company Status. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(u)    Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have, individually or in the aggregate, a Material Adverse Effect.
(v)    Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.
(w)    Registration Eligibility. At Closing, the Company shall be eligible to use Form F-3 promulgated under the Securities Act.
(x)    Shell Company Status. The Company is not and has never been an issuer identified in, or subject to, Rule 144(i).
(y)    Sanctions Matters. Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer or controlled affiliate of the Company or any director or officer of any Subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, the Republic of France, His Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea, Zaporizhzhia and Kherson regions, the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, Russia, Sudan and Syria (the “Sanctioned Countries”)). Neither the Company nor any of its Subsidiaries nor any director, officer or controlled affiliate of the Company or any of its Subsidiaries, has ever had funds blocked by a United States bank or financial institution, temporarily or otherwise, as a result of OFAC concerns. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein to repay any loans to any executives or employees of the Company or to make any payments in respect of any related party debt. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the transactions contemplated herein, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). For the past five (5) years, neither the Company nor any of its Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country.
(z)    Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided each Buyer or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each Buyer will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosures provided to each Buyer regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the SEC Documents, furnished by or on behalf of the Company or any of its Subsidiaries, taken as a whole, are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to each Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred, and no information exists, with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. All financial projections and forecasts that have been prepared by or on behalf of the Company or any of its Subsidiaries and made available to each Buyer have been prepared in good faith based upon reasonable assumptions and represented, at the time each such financial projection or forecast was delivered to each Buyer, the Company’s best estimate of future financial performance (it being recognized that such financial projections or forecasts are not to be viewed as facts and that the actual results during the period or periods covered by any such financial projections or forecasts may differ materially from the projected or forecasted results). The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.
(aa)    No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.
(bb)    Private Placement. Assuming the accuracy of each Buyer’s representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to each Buyer as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.
(cc)    Other Covered Persons. The Company is not aware of any Person, other than the Placement Agents, that has been or will be paid (directly or indirectly) remuneration for solicitation of any Buyer or potential purchasers in connection with the sale of the Secured Convertible Debentures.
(dd)    Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or implementing provisions thereof that are then in effect.
(ee)    New York Stock Exchange Approval Rules. Other than as contemplated in this Agreement, no further approval of the shareholders of the Company under the rules and regulations of the New York Stock Exchange is required for the Company to issue and deliver the Conversion ADSs to the Buyers.
(ff)    Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and to the Company’s knowledge, are free and clear of all material Trojan horses, time bombs, malware and other malicious code. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data (defined below), and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its subsidiaries’ businesses and in their possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number or bank information; (ii) information that identifies or may reasonably be used to identify an individual; (iii) any information that would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information

Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (iv) any information that would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws (as defined below). To the Company’s knowledge, there have been no breaches, outages or unauthorized uses of or accesses to the Company’s IT Systems, Confidential Data, or Personal Data that would require notification under Privacy Laws.
(gg)    Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including without limitation HIPAA, the EU General Data Protection Regulation (“GDPR”) (Regulation (EU) No. 2016/679), all other local, state, federal, national, supranational and foreign laws relating to the regulation of the Company or its subsidiaries, and the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof (collectively, the “Privacy Laws”), except where failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”), except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, at all times since inception provided accurate notice of their Privacy Statements then in effect to its customers, employees, third party vendors and representatives. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, none of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws.
(hh)    Other Agreements. Each other secured convertible debenture purchase agreement entered into with each other Buyer reflects the same Purchase Price and other terms and conditions with respect to the purchase of the Secured Convertible Debentures and Common Warrants that are no more favorable to such other Buyer thereunder than the terms of this Agreement. Notwithstanding the foregoing, in any such other purchase agreements, Hudson Bay PH XVI Ltd. shall be identified as the collateral agent, the Required Holders definition shall be identical to the definition used in this Agreement, and the buyers that are counterparties to any such purchase agreement shall not be entitled to expense reimbursement as is set forth in Section 4(f) of this Agreement. The Company shall not make any payment of principal or interest on the Secured Convertible Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Secured Convertible Debentures at any applicable time. In addition, no consideration (including any modification of any Transaction Document) shall be offered or paid to any Person in connection with any amendment to, or waiver or modification of, any provision of any Transaction Document, unless the same consideration is also offered to all other Persons who are parties to such Transaction Document (and only to such Persons) on a proportionate basis (based on the then outstanding principal amount of the Secured Convertible Debentures as of the time of determination), it being understood that no Person shall be entitled to any such consideration in respect of a Transaction Document to which such Person is not a party; provided that for purposes of the foregoing, the participation by any Person in any future financing provided to the Company or its affiliates does not constitute consideration. For clarification purposes, (i) this provision constitutes a separate right granted to each Buyer by the Company and negotiated separately by each Buyer, and is intended for the Company to treat the Buyers as a class and shall not in any way be construed as the Buyers acting in concert or as a group with respect to the purchase, disposition or voting of securities or otherwise and (ii) neither this provision, nor anything else contained herein shall require that all Buyers be given pro rata participation rights in any future financing provided to the Company or its affiliates by Hudson Bay PH XVI Ltd., or its affiliates.
4.    COVENANTS.
(a)    Reporting Status. For the period beginning on the date hereof, and ending six (6) months after the date on which all of the Secured Convertible Debentures are no longer outstanding (the “Reporting Period”), the Company shall file on a timely basis all reports required to be filed with the SEC pursuant to the Exchange Act, so long as the Company remains subject to such requirements to enable each Buyer to resell the Securities pursuant to Rule 144. The Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise no longer require such reporting or permit such termination.
(b)    Use of Proceeds. The net proceeds from the sale of the Securities and the Common Equity Private Placement shall be used by the Company for the purchase of Bitcoin (as defined in the Secured Convertible Debentures), and general and administrative costs and expenses related to the implementation of the Bitcoin treasury strategy, not to exceed eight hundred thousand dollars ($800,000), subject in all respects to Section 19 of the Secured Convertible Debentures. The Company shall not, without the prior written consent of the Required Holders (as defined below), loan, invest, transfer or “downstream” any cash proceeds, or assets or property acquired with cash proceeds from the issuance and sale of the Secured Convertible Debentures (other than Bitcoin that has been released from Collateral (as defined in the Security Documents) pursuant to the Guaranty and Security Agreement and any proceeds therefrom) to any Subsidiary, other than the Bitquans Holdings, LLC (the “Digital Asset Subsidiary”), for so long as it remains a Guarantor, unless the Buyers and such Subsidiary enter into a guarantee in form and substance acceptable to the Required Holders. For the avoidance of doubt, proceeds from the sale of Securities shall not include any proceeds received in respect of the exercise of the Common Warrants.
(c)    Listing. To the extent applicable, the Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Underlying Securities (as defined below) on the Principal Market, subject to official notice of issuance, and shall use reasonable efforts to maintain such listing or designation for quotation (as the case may be) of all Underlying Securities from time to time issuable under the terms of the Transaction Documents on such Principal Market for the Reporting Period. Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the ADSs on a Principal Market during the Reporting Period. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(d). “Underlying Securities” means the (i) the Conversion ADSs, (ii) the Pre-Funded Warrant ADSs, (iii) the Common Warrant ADSs, and (iv) any ADSs of the Company issued or issuable with respect to the Conversion Shares, Pre-Funded Warrant Shares or Common Warrant Shares, including, without limitation, (1) as a result of any share split, dividend, recapitalization, exchange or similar event or otherwise and (2) shares of share capital of the Company into which the ADSs or Ordinary Shares are converted or exchanged without regard to any limitations on conversion of the Secured Convertible Debentures, any Pre-Funded Warrant or any Common Warrant.
(d)    Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that, subject to compliance with applicable federal and state securities laws, the Securities may be pledged by a Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.
(e)    Disclosure of Transactions and Other Material Information.
(i)    Disclosure of Transactions. The Company shall, on or before 9:30 a.m. New York City time on the first Business Day after the date of this Agreement, file with the SEC a current report on Form 6-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching all the material Transaction Documents (including, required exhibits, the “Current Report”). From and after the filing of the Current Report, the Company shall have publicly disclosed all material, non-public information (if any) provided to the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents or otherwise regarding the Company or any of its Subsidiaries. In addition, effective upon the filing of the Current Report, the Company acknowledges and agrees that any and all confidentiality or similar obligations with respect to the transactions contemplated by the Transaction Documents under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any Buyer or any of its affiliates, on the other hand, shall terminate.
(ii)    Limitations on Disclosure. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without first obtaining the express prior written consent of such Buyer (which may be granted or withheld in such Buyer’s sole discretion). In the event of a breach of any of the foregoing covenants or any of the covenants or agreements contained in any other

Transaction Document, by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Buyer), in addition to any other remedy provided herein or in the Transaction Documents, such Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates, shareholders or agents, for any such disclosure. To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer’s consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 6-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that, in the case of clause (i) of this sentence, the Buyers shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and the Company shall consider any such Buyer’s comments to such press release or other public disclosure, if any, in good faith). Without the prior written consent of the applicable Buyer (which may be granted or withheld in such Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Buyer in any filing, announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Buyer shall have (unless expressly agreed to by a particular Buyer after the date hereof in a written definitive and binding agreement executed by the Company and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.
(iii)    Other Confidential Information. Disclosure Failures. In addition to other remedies set forth in this Section 4(e), and without limiting anything set forth in any other Transaction Document, at any time after the Closing Date if the Company, any of its Subsidiaries, or any of their respective officers, directors, employees or agents, provides any Buyer with material non-public information relating to the Company or any of its Subsidiaries (each, the “Confidential Information”), the Company shall, on or prior to the applicable Required Disclosure Date (as defined below), publicly disclose such Confidential Information on a Current Report on Form 6-K or otherwise (each, a “Disclosure”). From and after such Disclosure, the Company shall have disclosed all Confidential Information provided to such Buyer by the Company or any of its

Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon such Disclosure, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any Buyer or any of its affiliates, on the other hand, shall terminate. “Required Disclosure Date” means (x) if such Buyer authorized the delivery of such Confidential Information, either (I) if the Company and such Buyer have mutually agreed upon a date (as evidenced by an e-mail or other writing) of Disclosure of such Confidential Information, such agreed upon date or (II) otherwise, the seventh (7th) calendar day after the date such Buyer first received any Confidential Information or (y) if such Buyer did not authorize the delivery of such Confidential Information, the first (1st) Business Day after such Buyer’s receipt of such Confidential Information.
(f)    Fees. The Company shall pay for the reasonable and documented out of pocket due diligence and legal fees and expenses actually incurred by the Buyers in connection with the structuring, documentation, negotiation, and closing of the transactions contemplated by the Transaction Documents in an amount not to exceed two hundred seventy five thousand dollars ($275,000), including, without limitation, all consultant fees, all reasonable legal fees and disbursements of Latham & Watkins LLP, counsel to the Buyers, and due diligence and regulatory filings in connection therewith, and all legal fees and expenses of the Buyers and the Collateral Agent in connection with implementing and perfecting security interests (the “Transaction Expenses”) and such Transaction Expenses, to the extent they have not already been paid to the Buyer, may be withheld by the Buyers from its Purchase Price at the Closing. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depositary fees, The Depository Trust Company (“DTC”) fees or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and reasonable and documented out-of-pocket expenses) arising in connection with any claim relating to any such payment.
(g)    Except as expressly set forth below, each Buyer covenants that from and after the date hereof through and ending upon the date upon which the Secured Convertible Debenture purchased by it is no longer outstanding (the “Restricted Period”), no such Buyer or any of its officers, or any entity managed or controlled by such Buyer or under common control with such Buyer (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, maintain a Net Short Position (as defined below). For purposes hereof, a “Net Short Position” by a person means a position whereby such Person has executed one or more sales of the ADSs that is marked as a short sale (but not including any sale marked “short exempt”) and that is executed at a time when such Person has no equivalent offsetting “long” position in the ADSs (or is deemed to have a long position in accordance with Regulation SHO of the 1934 Act); provided, that, for purposes of such calculations, any short sale either (x) that is a result of a bona-fide trading error on behalf of such Person (or its affiliates) or required to be marked “short” by the broker of such Person at such time as such trade is not required to be marked “short” pursuant to Regulation SHO of the 1934 Act or (y) that would otherwise be marked as a “long” sale, but for the occurrence of a breach of any term or condition of any security or agreement, in each case, by the Company or its Depositary or transfer agent, as applicable, shall be excluded from such calculations. For purposes of determining whether a Person has an equivalent offsetting “long” position in the ADSs, (A) all of the ADSs that are owned by such Person shall be deemed held “long” by such Person and (B) any of the ADSs issuable upon conversion and/or exercise of any convertible security, warrant and/or option of the Company (without regard to any limitations on conversion or exercise thereof) shall be deemed held “long” by such Person, until such time as such Person shall no longer own such convertible security, warrant or option. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) ADSs or (2) selling a number of Ordinary Shares equal to the number of Conversion Shares that such Restricted Person is entitled to receive upon the conversion and/or exercise of any convertible security, warrant and/or option of the Company, without giving effect to any limitation on the conversion of any such convertible securities, warrants and/or options held by such Restricted Person (and any such sales permitted by this clause (2) may be marked as "short" pursuant to Regulation SHO).
(h)    Existence. Subject to Section 4(i), the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. In accordance with the provisions of Article L. 228-98 of the French Commercial Code, the Company may change its corporate form or corporate purpose without requesting the approval of the Buyers or holders of the Secured Convertible Debentures; provided that unless the Company receives the approval of the Required Holders, the Company’s corporate form must be: (1) a société anonyme or société en commandite par actions, in either case, registered under the laws of France or (2) a corporation or entity treated as a corporation for U.S. federal income tax purposes.
(i)    Company May Consolidate, Etc. on Certain Terms. The Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its direct and indirect Subsidiaries, taken as a whole, to another Person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries), unless (i) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be (1) a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or (2) a corporation or entity treated as a corporation for U.S. federal income tax purposes organized and existing under the laws of France; (ii) the Successor Company, if not the Company, expressly assumes all of the Company’s obligations under this Agreement and the other Transaction Documents pursuant to documentation that is acceptable to the Required Holders of the Secured Convertible Debentures; and (iii) and immediately after giving effect to such transaction, no Default or Event of Default (as defined in the Secured Convertible Debenture) shall have occurred and be continuing.

(j)    Perfection. The Lien of the Collateral Agent on all Collateral is and shall at all times be subject to a perfect, first priority in favor of the Collateral Agent, for itself and on behalf of the Secured Parties.
(k)    Security Documents. The representations and warranties set forth in each of the Security Documents (as defined in the Secured Convertible Debenture) shall be true and correct in all material respects as therein provided.
(l)    Resolution. Prior to the Closing Date, the Company shall hold a general meeting of shareholders of the Company on or before June 30, 2025 approving a delegation of authority to the board of directors of the Company in order to effect one (or several) share capital increase(s) up to a maximum nominal amount of €70,000,000 through the issuance, inter alia, of shares and/or securities giving access to the share capital and up to a maximum nominal amount of €250,000,000 in debt instruments that represent claims against the Company with subscriptions reserved to specific categories of investors including (i) QIBs or (ii) IAIs (the “Reserved Issuances”) and any other approvals required under applicable laws and the rules of the Principal Market in order to consummate the issuance of the Securities and the securities to be issued in the Common Equity Private Placement (the “Resolution”).
(m)    Additional Issuance of Company Securities.
(i)    The Company agrees that, without the prior written consent of the Required Holders for the period commencing on the date hereof and ending upon the date that is ninety (90) days after the effectiveness date of the Transaction Shelf Registration Statement (as defined in the Registration Rights Agreement) covering all of the Registrable Securities (as defined in the Registration Rights Agreement) (such period, the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or register or amend any outstanding registration statements or file any shelf registration statements or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any debt security, equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), any Convertible Securities (as defined below), any preferred stock or any purchase rights) (collectively a “Securities Issuance”). Notwithstanding the foregoing, this Section 4(m)(i) shall not apply during the Restricted Period in respect of (A) the issuance of Options (as defined below) or Convertible Securities issued under any Approved Stock Plan (as defined below), so long as (i) the aggregate number of shares issued and issuable pursuant thereto does not exceed 5% of the Ordinary Shares issued and outstanding immediately prior to the date hereof and (ii) the exercise price of any such Options is not lowered and the conversion price of any such Convertible Securities is not lowered, none of such Options or Convertible Securities are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers, (B) the issuances of Conversion Shares, (C) the Common Equity Private Placement or (D) an Exempt At-the-Market

Offering (as defined below). An “Approved Stock Plan” means any security-based compensation plan which has been approved by the Board of Directors of the Company prior to the date hereof (or any subsequent amendments thereto), pursuant to which Ordinary Shares, options to purchase Ordinary Shares and other incentive equity awards may be issued to any employee, officer, consultant or director for services provided to the Company in their capacity as such, and not for the purpose of raising capital, pursuant to any consulting agreement, advisory agreement or independent contractor agreement approved by the Board of Directors or the compensation committee thereof. “Convertible Securities” means any capital stock, partnership interests or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock, partnership interests, or other security of the Company (including, without limitation, ordinary shares, partnership interests and any rights, warrants or options to subscribe for or purchase ordinary shares or partnership interests or Convertible Securities (collectively, “Options”)) or any of its Subsidiaries.
(ii)    So long as any Secured Convertible Debentures remain outstanding, the Company and each of its Subsidiaries shall be prohibited from effecting, or entering into an agreement directly or indirectly to effect a Variable Rate Transaction, except with respect to an Exempt At-the-Market Offering. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (A) issues or sells any Convertible Securities either (i) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Ordinary Shares or the ADSs at any time after the initial issuance of such Convertible Securities, or (ii) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares or the ADSs, other than pursuant to customary adjustments for stock splits, stock dividends, stock combinations, ratio adjustments, recapitalizations and similar events or (B) enters into any agreement (including, without limitation, an equity line of credit) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). “Exempt At-the-Market Offering” means an at-the-market offering within the meaning of Rule 415(a)(4) of the Securities Act (an “ATM Offering”) of solely the ADSs in which (i) the aggregate daily volume of ADSs sold on any Trading Day does not exceed (x) 2% of the Total Composite Volume for such Trading Day, if sold at a price that equals or exceeds 110% of the then-current Conversion Price (as defined in the Secured Convertible Debenture), (y) 3% of the Total Composite Volume for such Trading Day, if sold at a price that equals or exceeds 125% of the then-current Conversion Price, or (z) 5% of the Total Composite Volume for such Trading Day, if sold at a price that equals or exceeds 150% of the then-current Conversion Price, (ii) the aggregate daily volume of ADSs sold on any Trading Day does not exceed 3% of the Total Composite Volume for such Trading Day, if the aggregate sale price of all ADSs sold pursuant to this clause (ii) does not exceeds five million dollars ($5,000,000) during the prior trailing one-year period; provided, however, that (I) sales may not be made pursuant to either clause (i)(y) or (i)(z) of the definition of Exempt At-the-Market Offering during the same Trading Day as sales are made pursuant to this clause (ii) of the definition of Exempt At-the-Market Offering, and (II) if sales are made on the same Trading Day pursuant to both and clauses (i)(x) and (ii) of the definition of Exempt At-the-Market Offering, the Total Composite Volume limit under clause (ii) shall be 1% rather than 3%, or (iii) the sales price (without volume limitation) equals or exceeds 200% of the then-current Conversion Price; provided, however, during the first sixty (60) days following the effective date of the Transaction Shelf Registration Statement covering all of the Registrable Securities, the Company shall not sell any securities in an ATM Offering other than pursuant to clause (ii) of the definition of Exempt At-the-Market Offering at a price less than 150% of the then-current Conversion Price. For the avoidance of doubt, any sale of ADSs at a price below 110% of the then-current Conversion Price other than pursuant to clause (ii) of the definition of Exempt At-the-Market Offering shall not qualify as an Exempt At-the-Market Offering. "Total Composite Volume" shall mean the aggregate number of ADSs traded across all relevant exchanges and trading platforms, as reported by Bloomberg L.P. This volume shall encompass all transactions executed during regular trading hours, and shall exclude any pre-market or after-hours trading sessions. Upon the request of the Required Holders, the Company shall provide the Required Holders with the number of ADSs sold by the Company pursuant to any ATM Offering since the Required Holders previously requested such information, along with a confirmation from the Company that such information does not constitute material non-public information; provided, however that the Required Holders may not submit such a request more frequently than once every ten (10) Business Days.
(n)    Tax Treatment. The parties hereto agree that (i) the Secured Convertible Debentures and the Common Warrants issued hereunder to the Buyers shall be treated as an “investment unit” within the meaning of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, (ii) the issue price of the investment unit will be allocated between the Secured Convertible Debentures and the Common Warrants based on their relative fair market values on the Closing Date for U.S. federal income tax purposes, as determined collectively by the Company and the Required Holders acting in good faith, and (iii) no party hereto shall take a position contrary to the foregoing on any tax return unless required by an applicable change in law after the Closing Date or the good faith resolution of a tax audit or other tax proceeding.
5.    REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.
(a)    Register. The Company shall maintain at its principal executive offices or with its transfer agent (or at such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Secured Convertible Debentures in which the Company shall record the name and address of the Person in whose name each Secured Convertible Debenture has been issued (including the name and address of each transferee), and the amount of the Secured Convertible Debenture held by such Person. The Company shall keep the register open and available at all times during business hours for inspection by the Buyers, any subsequent holder and their respective legal representatives. The Company hereby irrevocably agrees that it shall not require medallion guarantees in connection with any assignments or transfers of the Secured Convertible Debentures, Conversion ADSs, Pre-Funded Warrant ADSs or Common Warrant ADSs by a Buyer to any third party. The Company hereby authorizes its then-current transfer agent to rely on the foregoing and the Company hereby indemnifies and agrees to hold its then-current transfer agent harmless from any liability related to its complying with the foregoing. Upon request by a Buyer, the Company further agrees to promptly provide its then-current transfer agent with additional authorizations or indemnifications as may so request. Each Secured Convertible Debenture is intended to be in “registered form” within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations.
(b)    Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Buyer or in connection with a pledge as contemplated herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Buyer under this Agreement.
(c)    Conversion and Exercise Procedures. The form of Conversion Notice included in each Secured Convertible Debenture sets forth the totality of the procedures required of each Buyer in order to convert the Secured Convertible Debenture held by it. Except as provided in Section 2(f) and Section 5(b), no additional legal opinion, other information or instructions shall be required of any Buyer to convert the Secured Convertible Debenture held by it. The Company shall honor conversions of the Secured Convertible Debentures and shall deliver the Conversion ADSs, Pre-Funded Warrants or Common Warrants in accordance with the terms, conditions and time periods set forth in the Secured Convertible Debenture. The Company shall honor conversions of the Pre-Funded Warrants and shall deliver the Pre-Funded Warrant Shares in accordance with the terms, conditions and time periods set forth in any Pre-Funded Warrant. The Company shall honor conversions of the Common Warrants and shall deliver the Common Warrant Shares in accordance with the terms, conditions and time periods set forth in any Common Warrant. For all purposes of this Agreement, and without limiting the generality of any provision hereof, every reference to the Company’s “Ordinary Shares” or “ADSs” or any similar term shall be construed to include, mutatis mutandis, any securities issued in exchange for, substitution of, or as a successor to such equity interests, whether by way of reclassification, recapitalization, share split, reverse share split, consolidation, amalgamation, merger, scheme of arrangement, or any other corporate or market transaction.

6.    CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.
The obligation of the Company hereunder to issue and sell a Secured Convertible Debenture to each Buyer at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing such Buyer with written notice thereof:
(a)    The forms of Transaction Documents (other than this Agreement, the Secured Convertible Debentures and the Security Agreement, which shall be in the forms agreed upon herein) shall be in form and substance reasonably satisfactory to the Company.
(b)    The Resolution shall have been obtained.
(c)    Each Buyer and the Collateral Agent each shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.
(d)    Each Buyer shall have delivered to the Company its Purchase Price (less the amounts withheld pursuant to Section 4(e)) for the Secured Convertible Debenture and/or Common Warrants to be purchased by it pursuant to this Agreement by wire transfer of immediately available funds in accordance with a letter, duly executed by an officer of the Company, setting forth the wire amounts of such Buyer and the wire transfer instructions of the Company (the “Closing Statement”).
(e)    The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing.
7.    CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.
The obligation of each Buyer hereunder to purchase the Secured Convertible Debenture to be purchased by it pursuant to this Agreement at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Buyers sole benefit and may be waived by a Buyer (but solely with respect to itself) at any time in its sole discretion by providing the Company with written notice thereof:
(a)    The forms of Transaction Documents (other than this Agreement, the Secured Convertible Debenture and the Security Agreement, which shall be in the forms agreed upon herein) shall be in form and substance reasonably satisfactory to such Buyer.
(b)    The Company, each Guarantor (as defined in the Security Agreement), each Grantor (as defined in the Security Agreement) and the Collateral Agent each shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party, together with a Perfection Certificate, in form and substance satisfactory to such Buyer and the Collateral Agent, and the Company shall have duly executed and delivered to such Buyer a Secured Convertible Debenture with a principal amount corresponding to the Subscription Amount set forth opposite such Buyer’s name on the Schedule of Buyers attached hereto as Schedule I for the Closing.
(c)    The Resolution and the board of directors’ resolution approving the issuance of the Secured Convertible Debenture shall have been obtained and shall have not been amended, rescinded or modified and remain in full force and effect as of such Closing.
(d)    The Company shall have completed a common equity financing for gross proceeds in an amount not less than one hundred ninety five million dollars ($195,000,000), on terms and conditions reasonably satisfactory to such Buyer.
(e)    The Company shall have delivered to such Buyer certified copies of its and each of its Subsidiaries’ charter, bylaws, operating agreement and shareholders’ agreement (or any similar organizational documents), as applicable.
(f)    Each of the Company and the Guarantor shall have delivered to such Buyer and the Collateral Agent a certificate evidencing the incorporation and good standing of the Company and the Guarantor, as applicable as of a date within ten (10) days of the Closing Date.
(g)    Each and every representation and warranty of the Company shall be true and correct in all material respects (other than representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions set forth in each Transaction Document required to be performed, satisfied or complied with by the Company at or prior to the Closing.
(h)    (i) (A) The ADSs shall be listed on the Principal Market and (B) shall not have been suspended, as of the Closing, by the SEC or the Principal Market from trading on the Principal Market and (ii) after the closing of the transactions contemplated by this Agreement and the Common Equity Private Placement, the Company shall meet the minimum continued listing requirements of the NYSE
(i)    The Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the issuance and sale of the Securities (and the guaranty thereof by the Guarantor), including without limitation, those required by the Principal Market, if any.
(j)    No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
(k)    Since the date of execution of this Agreement, no event or series of events shall have occurred that has resulted in or would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect or an Event of Default.
(l)    The Company shall have obtained approval of the Principal Market to list the maximum number of Conversion ADSs issuable pursuant to the Secured Convertible Debentures issued upon conversion of any Secured Convertible Debenture (or portion thereof) to be issued at the Closing and the maximum number of Pre-Funded Warrant ADSs or Common Warrant ADSs issuable pursuant to the Pre-Funded Warrants or Common Warrants, as applicable.
(m)    Such Buyer shall have received the Closing Statement.
(n)    (i) From the date hereof to the Closing, trading in the ADSs shall not have been suspended by the SEC or the Principal Market, and (ii) at any time from the date hereof to the Closing, trading in the securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Principal Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Buyer, makes it impracticable or inadvisable to purchase the Securities at the Closing.
(o)    (i) The board of directors of the Company has approved the transactions contemplated by the Transaction Documents, (ii) said approval has not been amended, rescinded or modified and remains in full force and effect as of such Closing, and (iii) a true, correct and complete copy of such approval duly adopted by the board of directors of the Company shall have been provided to such Buyer.
(p)    The Company shall have delivered to such Buyer and the Collateral Agent a compliance certificate executed by the chief executive officer of the Company certifying that Company has complied with all of the conditions precedent to the Closing set forth herein and which may be relied upon by such Buyer as evidence of satisfaction of such conditions without any obligation to independently verify such satisfaction.
(q)    The Collateral Agent shall have received (A) all customary UCC, tax, pending litigation, judgment, bankruptcy and other diligence searches (and the foreign equivalent thereof for any foreign Subsidiary), in each case, reasonably requested by the Collateral Agent following delivery of the final, updated Perfection Certificate referred to above and (B) payoff letters and UCC-3 Amendment (termination statements) requested by the Collateral Agent for debt or Liens not permitted pursuant to the terms of the Transaction Documents (if any).

(r)    Such Buyer shall have received the opinion of Lowenstein Sandler LLP, the Company’s U.S. Counsel, and ARCHERS (AARPI), the Company’s French Counsel, dated as of the Closing Date, each in form and substance reasonably acceptable to such Buyer.
(s)    The Company shall have delivered the Control Agreements (as defined in the Secured Convertible Debenture), in form and substance reasonably satisfactory to the Collateral Agent, perfecting the Lien of the Collateral Agent in the Cash Collateral Account and in the Bitcoin Escrow Account (with Coinbase as the custodian of the Bitcoin Escrow Account).
(t)    All costs, fees, expenses (including, without limitation, legal fees and expenses) contemplated hereby to be payable to the Buyers shall have been paid to the extent due and, in the case of expenses of the Buyers that are reimbursable in accordance herewith, invoiced at least one day prior to the Closing Date.
(u)    The Company and its Subsidiaries shall have delivered to such Buyer such other customary documents, instruments or certificates relating to the transactions contemplated by the Transaction Documents as such Buyer or its counsel may reasonably request.
8.    TERMINATION.
In the event that the Closing shall not have occurred by July 18, 2025, then each Buyer shall have the right to terminate its obligations under this Agreement at any time at or after the close of business on such date without liability of such Buyer to any other party, including the Company; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement and (ii) such termination shall not affect any obligation of the Company under this Agreement to reimburse any Buyer for its expenses as described herein. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents prior to the valid termination hereof or thereof or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.
9.    COLLATERAL AGENT.
(a)    Appointment; Authorization. Each Secured Party hereby irrevocably appoints, designates and authorizes Hudson Bay PH XVI Ltd., an exempted company organized under the laws of the Cayman Islands, as Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly deleted to it by the terms of this Agreement and the other Transaction Documents, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Collateral Agent shall not have any duty or responsibility except those expressly set forth herein or in such other Transaction Document, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Buyer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Collateral Agent.
(b)    Delegation of Duties. The Collateral Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact it selects with reasonable care. Without limiting the generality of the powers of the Collateral Agent, as set forth above, the Collateral Agent is hereby authorized to act as collateral agent for any Buyer pursuant to each of the Transaction Documents. In such capacity, the Collateral Agent has the right to exercise all rights and remedies available under the Transaction Documents, the Uniform Commercial Code and other applicable law, as directed by the Required Holders. Without limiting the generality of the powers of the Collateral Agent, as set forth above, the Collateral Agent is hereby authorized to, at the direction of the Required Holders: (i) to file proofs of claim and other documents on behalf of the Buyers, (ii) object or consent to the use of collateral, (iii) object or consent to any proposed debtor-in-possession financing, whether provided by a Buyer or any other Person and whether secured by Liens with priority over the Liens securing the Debenture Obligations (as defined in the Security Agreement) or otherwise, (iv) object to consent to the sale of Collateral, (v) to be, or form, an acquisition entity to be, the purchaser of any or all of such Collateral at any such sale under clause (iv) and to offset any of the obligations against the purchase price payable by the Collateral Agent (or such acquisition entity at such sale or otherwise consent to a reduction of the Debenture Obligations as consideration to the applicable Issuer Party (as defined in the Security Agreement)), and (vi) to seek, object or consent to any Issuer Party’s provision of adequate protection of the interests of the Collateral Agent and/or the Buyers in the Collateral.
(c)    Limited Liability. None of the Collateral Agent or any of its directors, officers, employees or agents shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document (except to the extent resulting form its own gross negligence or willful misconduct, in each case, as determined by a court of competent jurisdiction in a final, non-appealable order) or (ii) be responsible in any manner to any Buyer for any recital, statement, representation or warranty made by the Company or any of its Subsidiaries or any Affiliate thereof or any officer thereof contained in this Agreement or any other Transaction Document or any document, certificate or other instrument delivered by or on behalf of the Company and its Subsidiaries, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document (including the creation, perfection or priority of any Lien or security interest therein).
(d)    Reliance. The Collateral Agent shall be entitled to rely, and be fully protected in relying, upon any writing, resolution, notice, consent, certificate, letter, facsimile, or other statement, message or document believed by it to be genuine and correct and to have been signed, sent or made by the property Person or Persons, and upon the advice of counsel (which includes counsel to any Issuer Party) independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Holders or all of the Buyers as it deems appropriate and, if it so requests, confirmation from the Buyers of their obligation to indemnify the Collateral Agent.
(e)    Indemnification. A Buyer shall indemnify upon demand the Collateral Agent and its directors, officers, employees and agents (to the extent not reimbursed by the Company and without any obligation of the Company to do so), based on the Buyer’s pro rata holdings of the outstanding aggregate principal amount of the Debentures, from and against any and all actions, causes of actions, suits, losses, liabilities, damages and expenses, except to the extent thereof results from the applicable Person’s own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final non-appealable order. Without limiting the foregoing, each Buyer shall reimburse the Collateral Agent upon demand for its ratable share of any reasonable and documented costs or out-of-pocket expenses incurred by the Collateral Agent in respect of rights or responsibilities of the Collateral Agent under this Agreement or any other Transaction Document. The undertaking in this Section (9)(e) shall survive the repayment of the Debenture Obligations, the cancellations of the Secured Convertible Debentures, and the cancellation or termination of the Transaction Documents.
(f)    Successor Agent. The Collateral Agent may resign as Collateral Agent at any time upon thirty (30) days’ prior written notice to the Buyers and the Company. If the Collateral Agent resigns, the Required Holders shall, with the consent of the Company in the absence of any Event of Default, which consent shall not be unreasonably withheld, conditioned or delayed, appoint from among the Buyers a successor collateral agent. If no successor collateral agent is appointed prior to the effective date of the resignation of the Collateral Agent, the resigning Collateral Agent may appoint, after consulting with the Buyers and, so long as no Event of Default then exists, the Company, as successor collateral agent. Upon the acceptance of its appointment as successor Collateral Agent hereunder, such successor collateral agent shall succeed to all rights, powers and duties of the requiring Collateral Agent and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as Collateral Agent shall be terminated. After any retiring Collateral Agent’s resignation hereunder, the provisions of this Section (9) and Section (10)(h) shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent. If no successor collateral agent has accepted appointment as Collateral Agent by the date which is thirty (30) days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Required Holders shall perform all of the duties of Collateral Agent hereunder until such time, if any, as the Required Holders appoint a successor collateral agent as hereinabove provided.
(g)    Collateral Agent Individually. Hudson Bay PH XVI Ltd. may make loans to and provide credit for the account of and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and any Affiliate thereof as though Hudson Bay PH XVI Ltd. were not Collateral Agent hereunder and without notice to or consent of any Buyer. Each of the Buyers and each other Secured Party acknowledges that, pursuant to such activities, Hudson Bay PH XVI Ltd. and its Affiliates may receive information regarding the Company and its Subsidiaries and Affiliates, and acknowledge that the Collateral Agent shall be under no obligation to provide such information to them.
(h)    As used herein,
(i)    “Affiliate” of a specified Person means any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise; provided that no portfolio company of a Buyer Investor shall be deemed to be an “Affiliate” of a Buyer.
(ii)    “Required Holders” means, (a) prior to the Closing Date, each Buyer entitled to purchase Secured Convertible Debentures at the Closing, and (b) on or after the Closing Date, holders of a majority in aggregate outstanding principal amount of Secured Convertible Debentures as of the time of determination; provided that such majority must include Hudson Bay PH XVI Ltd., so long as Hudson Bay PH XVI Ltd. or any of its Affiliates hold any Secured Convertible Debentures.
(iii)    “Secured Parties” means, collectively, (a) the Collateral Agent and each Buyer, and after the Closing, each holder of a Secured Convertible Debenture and (b) as otherwise defined in a Security Document.
10.    MISCELLANEOUS.
(a)    Governing Law. This Agreement and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.
(b)    Jurisdiction; Venue; Service.
(i)    The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the State of New York (the “Governing Jurisdiction”) and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of the United States District Court for the Southern District of New York.
(ii)    The Company agrees that venue shall be proper solely in courts of the State of New York sitting in the Borough of Manhattan in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.
(iii)    Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the

Company against a Buyer arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against a Buyer in any suit, claim, action, litigation or proceeding brought by a Buyer against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which a Buyer brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by a Buyer against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against a Buyer in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against a Buyer arising out of or based upon this Agreement or any matter relating to this Agreement or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Buyers agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(iv)    Each Buyer irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding in any manner provided for notices in this Agreement. The Company has irrevocably appointed the Digital Asset Subsidiary, with offices at c/o Capitol Services, Inc., with 108 Lakeland Avenue, Dover DE, Kent County 19901, as its authorized agent for service of process upon which process may be served in any such suit or proceeding arising under this Agreement or any other Transaction Document, and the Company agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 10(g), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding arising under this Agreement or any other Transaction Document. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five years from the date of this Agreement.
(v)    To the extent that the Company or any of its properties, assets or revenues is or may hereafter become entitled to, or have attributed to them, any right of immunity,

on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, any other Transaction Document or the Deposit Agreement, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.
(vi)    Nothing herein shall affect the right of a Buyer to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.
(c)    THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY MATTER RELATING TO THIS AGREEMENT, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.
(d)    Counterparts. This Agreement may be executed in two (2) or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
(e)    Headings; Gender. The headings of this Agreement are only for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.
(f)    Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders; provided that if any amendment, modification or waiver disproportionately and adversely impacts the rights of a Buyer (or group of Buyers) with respect to the Collateral, the consent of such disproportionately impacted Buyer (or group of Buyers) shall also be required. As a material inducement for the Buyers to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect a Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (y) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect a Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document.
(g)    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing by letter and email and will be deemed to have been delivered: upon (A) receipt, when delivered personally, (B) one (1) Business Day after deposit with an overnight courier service with next day delivery specified or (C) delivery, when sent by electronic mail (provided the sender does not receive a “bounce-back” or other non-delivery notification following such delivery, in each of the foregoing cases, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:
If to the Company, to:
Sequans Communications S.A.
15-55 boulevard Charles de Gaulle
Les Portes de la Défense
92700 Colombes
Republic of France
Email: deborah@sequans.com
Attention: Chief Financial Officer

with a copy (which shall not constitute notice) to:
Lowenstein Sandler LLP
1251 Avenue of the Americas, 18th Floor
New York, New York 10020

Attention:	Steven E. Siesser, Esq.
Brooke A. Gillar, Esq.
Email:	ssiesser@lowenstein.com;
bgillar@lowenstein.com
and
ARCHERS (AARPI)
28 rue Dumont d’Urville 75116
Paris, France

Attention:	Véronique Gedeon
Mark Richardson
Email:	mrichardson@archers.fr;
vgedeon@archers.fr
If to a Buyer, to its address and e-mail address set forth on the Schedule of Buyers or to such other address, e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (x) given by the recipient of such notice, consent, waiver or other communication, (y) electronically generated by the sender’s e-mail service provider containing the time, date, recipient e-mail address or (z) provided by an overnight courier service shall be rebuttable evidence of personal service or receipt in accordance with clause (A), (B) or (C) above, respectively.
(h)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of a Secured Convertible Debenture (or any portion thereof) (but excluding any purchasers of Underlying Securities, unless pursuant to a written assignment by a Buyer). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders. In connection with any transfer of any or all of its Securities, a Buyer may assign all or a portion of its rights and obligations hereunder in connection with such Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such transferred Securities.
(i)    No Strict Construction. The language used in this Agreement will be deemed to be the language mutually chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
(j)    Judgment Currency.
(i)    If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 10(j) referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Agreement or any other Transaction Document, the conversion shall be made at the Exchange Rate prevailing on the Business Day immediately preceding.
(1)    the date actual payment of the amount due, in the case of any proceeding in the Court of Chancery of the State of Delaware or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or
(2)    the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 10(j)(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).
(ii)    If in the case of any proceeding in the court of any jurisdiction referred to in Section 10(j)(i)(2), there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.
(iii)    Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.
(k)    Enforcement Fees. The Company agrees to pay all costs and expenses of the Buyers incurred as a result of enforcement of the Transaction Documents and the collection of any amounts owed to the Buyers thereunder (whether in cash, equity or otherwise), including, without limitation, reasonable attorneys’ fees and expenses.
[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Buyers, the Collateral Agent and the Company have caused their respective signature page to this Secured Convertible Debenture Purchase Agreement to be duly executed as of the date first written above.
COMPANY:
SEQUANS COMMUNICATIONS S.A.

By:	/s/ Georges Karam
Name:	Georges Karam
Title:	Chief Executive Officer

LIST OF EXHIBITS:
EXHIBIT A: FORM OF SECURED CONVERTIBLE DEBENTURE
EXHIBIT B: TERMS AND CONDITIONS OF THE PRE-FUNDED WARRANTS
EXHIBIT C: REGISTRATION RIGHTS AGREEMENT
EXHIBIT D: SUMMARY OF RISKS
EXHIBIT E: SECURITY AGREEMENT
EXHIBIT F: TERMS AND CONDITIONS OF THE COMMON WARRANTS

EXHIBIT A
FORM OF SECURED CONVERTIBLE DEBENTURE
See attached.

EXHIBIT B
TERMS AND CONDITIONS OF THE PRE-FUNDED WARRANTS
See attached.

EXHIBIT C
REGISTRATION RIGHTS AGREEMENT
See attached.

REGISTRATION RIGHTS AGREEMENT
between
SEQUANS COMMUNICATIONS SA
and
EACH INVESTOR LISTED ON THE SIGNATURE PAGE HERETO

Dated June [ • ], 2025

-i-

REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT, dated as of June [•], 2025 (this “Agreement”), is made between Sequans Communications S.A., a société anonyme incorporated in the French Republic (the “Company”), and the purchasers listed on the signature pages hereto (each, an “Investor”). The Company and the Investor are referred to hereinafter each as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, pursuant to a Secured Convertible Debenture Purchase Agreement dated as of June [•], 2025 between the Company and the Investors (the “Purchase Agreement”), the Investors subscribed from the Company an aggregate principal amount of [•] Secured Convertible Debentures (the “Secured Convertible Debentures”), [•] pre-funded warrants (the “Pre-Funded Warrants”) to purchase Ordinary Shares represented by ADSs (as exercised, such Ordinary Shares collectively, the “Pre-Funded Warrant Shares” and such ADSs collectively, the “Pre-Funded Warrant ADSs”) and [•] common warrants (the “Common Warrants”) to purchase Ordinary Shares represented by ADSs or additional Pre-Funded Warrants at the option of the holder thereof (as exercised, such Ordinary Shares collectively, the “Common Warrant Shares” and such ADSs collectively, the “Common Warrant ADSs”) (the “Secured Convertible Debenture Offering”);
WHEREAS, the Parties are entering into this Agreement to set forth certain rights of the Investors relating to the registration of the Conversion ADSs (as defined below), the Pre-Funded Warrant ADSs and the Common Warrant ADSs. The ADSs issued or issuable upon conversion of all or any portion of the Senior Secured Debentures into the Ordinary Shares represented by ADSs (as exercised, such Ordinary Shares collectively, the “Conversion Shares” and such ADSs collectively, the “Conversion ADSs”);
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the Parties agree as follows:
ARTICLE I
REGISTRATION RIGHTS
Section 1.1    Resale Shelf Registration.
(a)    Within seven (7) Business Days following the closing of the Secured Convertible Debenture Offering (the “Initial Filing Date”), the Company shall (i) file with the SEC a Shelf Registration Statement on Form F-3 or Form S-3, as applicable (such Shelf Registration Statement shall be an ASRS to the extent that the Company is then ASR Eligible and, if the Company is not then eligible to register the resale of the Registrable Securities on Form F-3 or Form S-3, as applicable, such registration shall be on another appropriate form) or (ii) prepare an amendment to an existing and effective Registration Statement (the “Transaction Shelf Registration Statement”), in each case, with respect to the registration under the Securities

Act of the resale of all of the Registrable Securities, in each case, which shall include a prospectus in such form to permit the Investors to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) beginning on the effective date for such Registration Statement. The Company shall use its commercially reasonable efforts to cause such Transaction Shelf Registration Statement to become effective as promptly as practicable after the filing thereof, but in no event later than 75 business days after the closing thereof, and to keep the Transaction Shelf Registration Statement continuously effective subject to the Securities Act and the provisions of Section 1.3. The Company hereby represents that, as of the date hereof, it is eligible to use Form F-3 for primary offerings under General Instruction I.B(1) of Form F-3.
(b)    Notwithstanding anything to the contrary herein, any Registrable Securities sold pursuant thereto shall be in the form of ADSs.
(c)    If the Transaction Shelf Registration Statement filed under Section 1.1(a)or any Registration Statement filed under this Section 1.1(c) ceases to be effective for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within ten (10) days of such cessation of effectiveness amend such Registration Statement in a manner designed to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the Registrable Securities covered by and not sold under the Transaction Shelf Registration Statement. If such a Registration Statement is filed, the Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective during the Effectiveness Period, and such Registration Statement shall be deemed a Transaction Shelf Registration Statement hereunder.
(d)    If: (i) the Shelf Registration Statement is not filed on or prior to its Filing Date (if the Company files the Shelf Registration Statement without affording the Investors the opportunity to review and comment on the same as required by Section 1.4(a) herein or the Company subsequently withdraws the filing of the Shelf Registration Statement, for reasons other than at the request of the Investors of a majority-in-interest of the Registrable Securities to withdraw the Shelf Registration Statement, the Company shall be deemed to have not satisfied this clause (i) as of the Filing Date), or (ii) a Shelf Registration Statement registering for resale all of the Registrable Securities included in such Shelf Registration Statement is not declared effective by the SEC by the Effectiveness Date of the initial Shelf Registration Statement filed pursuant to this Agreement, or (iii) after the effective date of a Shelf Registration Statement, such Shelf Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Shelf Registration Statement, or the Investors are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, except as permitted by Section 1.3(a) hereof (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (ii), the date on which such Event occurs, and for purpose of clause (iii) the date on which the suspension exceeds the Suspension Period permitted under Section 1.3(a) hereof, being referred to as an “Event Date”), then, in addition to any other rights the Investors may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Investor an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 2.0% multiplied by the aggregate purchase price paid by such Investor pursuant to the Purchase Agreement. The parties agree that the maximum aggregate liquidated damages payable to an Investor under this Agreement shall be 6.0% of the aggregate purchase price paid by such Investor pursuant to the Purchase Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven (7) days after the date payable, the Company will pay interest thereon at a rate of 10.0% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Investor, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.
Section 1.2    Expenses. Except as specifically provided herein, all Registration Expenses incurred in connection with the registration or offering and sale of the Registrable Securities shall be borne by the Company and all Selling Expenses shall be borne by the Investors; provided that, notwithstanding anything herein to the contrary, in no event shall the Investors bear or be responsible for any fees or expenses of the Company’s legal counsel in connection with the registration or offering and sale of Registrable Securities.
Section 1.3    Suspensions.
(a)    Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, by providing written notice (a “Notice of Suspension”) to each Investor (provided that in no event shall such notice contain any material, non-public information unless notice is also being provided pursuant to Section 4(e)(ii) of the Purchase Agreement), to delay the filing or effectiveness of a Registration Statement or require the Investors to suspend the use of the Prospectus for sales of Registrable Securities under an effective Registration Statement for a reasonable period of time not to exceed, combined with any other suspensions under this Agreement, forty-five (45) consecutive days or seventy-five (75) days in the aggregate in any twelve (12)-month period (a “Suspension Period”) if the Board determines in good faith that such filing, effectiveness or use would (i) require the public disclosure of material non-public information concerning any material transaction or negotiations involving the Company that would interfere with such material transaction or negotiations or (ii) otherwise materially interfere with material financing plans, acquisition activities or business activities of the Company; provided, that if at the time of receipt of such notice by an Investor, such Investor shall have sold all or a portion of the Registrable Securities pursuant to an effective Registration Statement such suspension shall not be deemed to prohibit the settlement of such sale by delivery of Registrable Securities, and if the reason for the Suspension Period is not of a nature that would require a post-effective amendment to the Registration Statement, then the Company shall use its commercially reasonable efforts to take such action as to eliminate any restriction imposed by federal securities Laws by the time such Registrable Securities are scheduled to be delivered. Immediately upon receipt of a Notice of Suspension, the Investors shall discontinue the disposition of Registrable Securities under an effective Registration Statement and Prospectus relating thereto until the Suspension Period is terminated.
(b)    The Company agrees that it will terminate any Suspension Period as promptly as reasonably practicable and will promptly notify in writing each Investor, to the extent it still beneficially owns Registrable Securities, of such termination (provided that in no event shall such notice contain any material, non-public information). After the expiration of any Suspension Period in the case of an effective Registration Statement, and without the need for any further request from the Investors, the Company shall, as applicable and as promptly as reasonably practicable, prepare a post-effective amendment or supplement to such Registration Statement, the relevant Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Registration Statement or the Prospectus, as applicable, will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Section 1.4    Registration Procedures. The Company will use its commercially reasonable efforts to effect the registration and the offer and sale of Registrable Securities in accordance with the intended method of disposition thereof as soon as reasonably practicable, and shall, in connection therewith:
(a)    prepare and promptly file with the SEC a Registration Statement (or a prospectus supplement, as applicable) with respect to such securities and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable thereafter;
(b)    (i) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith and such Free Writing Prospectuses and Exchange Act reports as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement, (ii) cause any Prospectus or supplement thereto to be filed pursuant to Rule 424 under the Securities Act when so required and (iii) provide reasonable notice to the Investor to the extent that the Company determines that a post-effective amendment to a Registration Statement would be appropriate (provided that in no event shall such notice contain any material, non-public information);
(c)    (i) furnish to the Investor as far in advance as reasonably practicable before filing any Registration Statement contemplated by this Agreement or any Prospectus to be used in connection therewith or any supplement or amendment thereto, only upon request of the Investor, copies (or such requested portions of copies) of reasonably complete drafts of all such documents proposed to be filed (including furnishing or making available exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), and provide the Investor the opportunity to object to any information pertaining to such Investor and its plan of distribution that is contained therein and make the corrections reasonably requested by such Investor with respect to such information prior to filing a Registration Statement or any Prospectus to be used in connection therewith or supplement or amendment thereto, and (ii) furnish to the Investor, without charge, such number of copies of the Registration Statement, each amendment and supplement thereto, the Prospectus included therein (including each preliminary prospectus) and any other prospectuses filed under Rule 424 and each Free Writing Prospectus as such Persons reasonably may request in order to facilitate the sale of the Registrable Securities covered by such Registration Statement;
(d)    use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or “blue sky” Laws of such jurisdictions as the Investor reasonably shall request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investor to consummate the disposition in such jurisdictions; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;
(e)    enter into customary agreements and take such other actions as are reasonably requested by the Investor in order to expedite or facilitate the disposition of Registrable Securities;
(f)    if the Investor could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with a Registration Statement and any amendment or supplement thereof (an “Investor Underwriter Registration Statement”), then, at the Investor’s request, the Company will furnish to the Investor, on the date of the effectiveness of the Investor Underwriter Registration Statement and thereafter from time to time on such dates as the Investor may reasonably request (provided that such request shall not be more frequently than on an annual basis unless the Investor is offering Registrable Securities pursuant to an Investor Underwriter Registration Statement), (i) a “comfort letter”, dated such date, from the Company’s independent certified public accountants in form and substance as has been customarily given by independent certified public accountants to underwriters in underwritten offerings of securities by the Company, addressed to the Investor, (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of the Investor Underwriter Registration Statement, in form, scope and substance as has been customarily given in underwritten offerings of securities by the Company, including standard “10b-5” negative assurance for such offerings, addressed to the Investor and (iii) a standard officer’s certificate from the chief executive officer or chief financial officer, or other officers serving such functions, of the Company addressed to the Investor, as has been customarily given by such officers in underwritten offerings of securities by the Company. Notwithstanding anything to the contrary in this Agreement, the Company will not name the Investor as an underwriter (as defined in Section 2(a)(11) of the Securities Act) in any Registration Statement or Investor Underwriter Registration Statement, as applicable, without the Investor’s consent. If the staff of the SEC requires the Company to name the Investor as an underwriter (as defined in Section 2(a)(11) of the Securities Act), and the Investor does not consent thereto, then the Investor’s Registrable Securities shall not be included on the applicable Registration Statement, and the

Company shall have no further obligations hereunder with respect to Registrable Securities held by the Investor, unless the Investor has not had an opportunity to conduct customary underwriter’s due diligence with respect to the Company at the time the Investor’s consent is sought;
(g)    promptly notify the Investor: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto, any post-effective amendment to the Registration Statement or any Free Writing Prospectus has been filed with the SEC and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, including copies of any and all transmittal letters and other correspondence with the SEC and all correspondence (including comment letters and a copy of the Company’s draft responses thereto), from the SEC to the Company relating to such Registration Statement or any Prospectus or any amendment or supplement thereto (but not, for the avoidance of doubt, any documents incorporated by reference therein); (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” Laws of any jurisdiction or the initiation of any proceeding for such purpose (provided that in no event shall such notices under clauses (ii) or (iii) contain any material, non-public information unless consented to in advance by the Investor);
(h)    if at any time (i) any event or development shall occur or condition shall exist as a result of which the Disclosure Package, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) it is necessary to amend or supplement the Disclosure Package to comply with Law, the Company will promptly notify the Investor and promptly prepare and file with the SEC (to the extent required) and furnish to the Investor such amendments or supplements to the Disclosure Package as may be necessary so that the statements in the Disclosure Package, as so amended or supplemented, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, be misleading, or so that the Disclosure Package will comply with Law;
(i)    use its commercially reasonable efforts to make generally available to the Investor, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of a Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;
(j)    use its commercially reasonable efforts to list the Registrable Securities covered by such Registration Statement on the NYSE or, if not the NYSE, the primary trading market or any other national securities exchange on which the Ordinary Shares or Ordinary Shares represented by ADSs are listed;
(k)    provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;
(l)    immediately notify each Investor, at any time when a Prospectus is required to be delivered under the Securities Act, of the occurrence or happening of any event as a result of which the Prospectus contained in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (provided that in no event shall such notice contain any material, non-public information), and, as promptly as reasonably practicable prepare and furnish to each such Investor a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
(m)    in connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act, and before filing any such Registration Statement or any other document in connection therewith, give reasonable consideration to the inclusion in such documents of any comments reasonably and timely made by the Investor or its legal counsel;
(n)    use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to use its commercially reasonable efforts to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose (provided that in no event shall such notices under this clause (n) contain any material, non-public information unless consented to in advance by the Investor);
(o)    otherwise use its commercially reasonable efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the SEC and reasonably cooperate with the Investor in the disposition of its Registrable Securities in accordance with the method of distribution described in the Prospectus included in any Registration Statement, such cooperation to include the endorsement and transfer of any certificates representing Registrable Securities (or a book-entry transfer to similar effect) transferred in accordance with this Agreement and delivery of any necessary instructions or opinions to the Company’s transfer agent in order to cause the transfer agent to allow Registrable Securities to be sold from time to time as permitted by Law;

(p)    use its commercially reasonable efforts to cooperate with the Investor and its counsels in connection with the preparation and filing of any applications, notices, registrations and responses to requests for additional information with FINRA, the NYSE or any other national securities exchange on which the Registrable Securities are listed;
(q)    pay the applicable filing fees covering the Registrable Securities in compliance with the SEC rules and to file such amendments or subsequent registration statements as may be required to maintain an effective registration statement for the relevant Effectiveness Period;
(r)    use its commercially reasonable efforts to cooperate with the Investor in the disposition of the Registrable Securities covered by such Registration Statement; and
(s)    if a Registration Statement is an ASRS that has been outstanding for at least three (3) years, at or prior to the end of the third (3rd) year, the Company shall refile a new ASRS covering the Registrable Securities which remain outstanding. If at any time when the Company is required to re-evaluate its ASR Eligible status or eligibility to use Form F-3 or Form S-3, as applicable, the Company determines that it is not ASR Eligible or eligible to use Form F-3 or Form S-3, as applicable, the Company shall use its commercially reasonable efforts to refile the Transaction Shelf Registration Statement on Form F-3 or Form S-3, as applicable, and, if such form is not available, Form F-1 or Form S-1 (or other appropriate form) and keep the Transaction Shelf Registration Statement continuously effective subject to Section 1.3.
(t)    In the event that the SEC informs the Company that the number of securities proposed to be registered under a Registration Statement exceeds the number which may be registered without violating applicable SEC rules and regulations, including, without limitation, Rule 415 under the Securities Act of 1933, as amended, the Company shall promptly notify the holders of Registrable Securities and shall include in such Registration Statement, to the extent permitted by the SEC, the number of Registrable Securities that the Company is so permitted to register. The securities to be included in the Registration Statement shall be allocated among the holders of Registrable Securities in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each holder thereof at the time such Registration Statement is filed. Any Registrable Securities excluded or withdrawn from such a Registration Statement shall be included in a subsequent registration statement to be filed by the Company as soon as reasonably practicable, to the extent permitted by the SEC, and the Company shall use its commercially reasonable efforts to cause such subsequent registration statement to be declared effective by the SEC.
Section 1.5    Effectiveness Period. For purposes of this Article I, the period of distribution of Registrable Securities pursuant to a Registration Statement shall be deemed to extend until the sale of all Registrable Securities covered thereby.

Section 1.6    Indemnification.
(a)    Indemnification Rights.
(i)    In the event of any registration or other offer and sale of any securities of the Company under the Securities Act pursuant to this Article I, the Company shall indemnify and hold harmless each Investor and each Person, if any, that controls such Investor within the meaning of Section 15 of the Securities Act (each a “controlling person”), their respective officers, directors, employees, shareholders, members, Representatives and Affiliates, and each controlling person of each Affiliate of any of the foregoing Persons (each, a “Investor Registration Rights Indemnitee”), to the fullest extent lawful, from and against any and all Damages caused by (A) any untrue statement of material fact (or alleged untrue statement of a material fact) contained in any Disclosure Package, any Registration Statement, any Prospectus (including any preliminary Prospectus), any Free Writing Prospectus, or in any amendment or supplement thereto, (B) any omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any foreign or state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any foreign or state securities laws; provided that the Company shall not be liable to an Investor Registration Rights Indemnitee to the extent that any such Damages are directly caused by any untrue statement or omission (or alleged untrue statement or omission) made in such Disclosure Package, Registration Statement, Prospectus (including any preliminary Prospectus), Free Writing Prospectus, or any amendment or supplement thereto, in strict reliance upon and strictly in conformity with written information about such Investor furnished to the Company by or on behalf of such Investor expressly for use therein. This indemnity shall be in addition to any liability which the Company may otherwise have. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of any Investor Registration Rights Indemnitee and shall survive the Transfer of securities by each Investor.
(ii)    Each Investor shall, severally and not jointly, indemnify and hold harmless the Company and each of its officers who execute any of the Company’s filings with the SEC pursuant to the Exchange Act or the Securities Act, its directors, officers and employees (each, a “Company Registration Rights Indemnitee”), to the fullest extent lawful, from and against any and all Damages directly caused by (A) any untrue statement of material fact (or alleged untrue statement of a material fact) contained in any Disclosure Package, any Registration Statement, any Prospectus (including any preliminary Prospectus), any Free Writing Prospectus or in any amendment or supplement thereto, (B) any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, to the extent that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor expressly for use therein or (C) any violation or alleged violation by the Investor of the Securities Act, the Exchange Act, any foreign or state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any foreign or state securities laws; provided, however, that in no event shall the obligations of such Investor hereunder exceed the net proceeds received by it from the sale of its Registrable Securities related to the matter in which Damages are sought. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of a Company Registration Rights Indemnitee and shall survive the Transfer of such securities by such Investor.
(iii)    If the indemnification provided for in Section 1.6(a)(i) or Section 1.6(a)(ii) is unavailable to an Investor Registration Rights Indemnitee or a Company Registration Rights Indemnitee, as applicable, with respect to any Damages referred to therein or is unenforceable or insufficient to hold an Investor Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, harmless as contemplated therein, then the Company or the Investor, as applicable, in lieu of indemnifying such Investor Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, shall contribute to the amount paid or payable by such Investor Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, as a result of such Damages in such proportion as is appropriate to reflect the relative fault of such Investor Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, on the one hand, and the Company or the Investor, as applicable, on the other hand, in connection with the statements or omissions which resulted in such Damages as well as any other relevant equitable considerations. The relative fault of the Company or the Investor, as applicable, on the one hand, and of an Investor Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by or on behalf of the Company or the Investor, as applicable, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 1.6(a)(iii) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 1.6(a)(iii). No Investor Registration Rights Indemnitee or Company Registration Rights Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company or the Investor, as applicable, if the Company or the Investor, as applicable, was not guilty of such fraudulent misrepresentation. Notwithstanding anything herein to the contrary, in no event shall the liability of an Investor in this Section 1.6(a)(iii) be greater in amount than the amount of net proceeds received by it from the sale of such Registrable Securities related to the matter in which indemnification or contribution for Damages are sought.
(b)    Notice of Reg Rights Claim.
(i)    As used in this Agreement, the term “Reg Rights Claim” means a claim for indemnification or contribution by or on behalf of any Company Registration Rights Indemnitee or Investor Registration Rights Indemnitee, as the case may be, for Damages under Section 1.6(a) (such Person making a Reg Rights Claim, a “Reg Rights Indemnified Person”). The Company (for its own Damages or for the Damages incurred by any other Company

Registration Rights Indemnitee) or of an Investor (for its own Damages or for the Damages incurred by any other Investor Registration Rights Indemnitee), as applicable, shall give notice of a Reg Rights Claim under this Agreement pursuant to a written notice of such Reg Rights Claim executed by the Company or the Investor, as applicable (a “Notice of Reg Rights Claim”), and delivered to the Company or the Investor, as applicable (such receiving party, the “Reg Rights Indemnifying Person”), promptly after such Reg Rights Indemnified Person becomes aware of the existence of any potential claim by such Reg Rights Indemnified Person for indemnification arising out of or resulting from any item indemnified pursuant to the terms of Section 1.6(a)(i) or Section 1.6(a)(ii) as applicable; provided that the failure to timely give such notice shall not limit or reduce the Reg Rights Indemnified Person’s right to indemnification hereunder unless (and then only to the extent that) the Reg Rights Indemnifying Person’s defense of such Reg Rights Claim is actually materially and adversely prejudiced thereby.
(ii)    Each Notice of Reg Rights Claim shall: (A) state the aggregate amount (where practicable) that the Reg Rights Indemnified Person has incurred or paid in Damages arising from such Reg Rights Claim (which amount may include the amount of Damages claimed by a third party in an action (a “Third-Party Reg Rights Claim”) brought against such Reg Rights Indemnified Person based on alleged facts, which if true, would give rise to liability for Damages to such Reg Rights Indemnified Person); and (B) contain a brief description, in reasonable detail (to the extent reasonably available to the Reg Rights Indemnified Person) of the facts, circumstances or events giving rise to the alleged Damages based on the Reg Rights Indemnified Person’s good faith belief and knowledge thereof, including the identity and address of any third party claimant (to the extent reasonably available to the Reg Rights Indemnified Person).
(c)    Defense of Third-Party Reg Rights Claims.
(i)    Subject to the provisions hereof, the applicable Reg Rights Indemnifying Person shall have the right (at its own expense) to elect to defend and assume control of the defense of any Third-Party Reg Rights Claim on behalf of a Reg Rights Indemnified Person, utilizing legal counsel reasonably acceptable to such Reg Rights Indemnified Person. In the event such election is made, the Reg Rights Indemnified Person (unless itself controlling the Third-Party Reg Rights Claim in accordance with this Section 1.6(c)) may participate, through counsel of its own choice and, except as provided herein, at its own expense, in the defense of any Third-Party Reg Rights Claim. The reasonable and documented costs and expenses incurred by the Reg Rights Indemnifying Person in connection with such defense (including reasonable attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs) shall be paid by the Reg Rights Indemnifying Person.
(ii)    A Reg Rights Indemnifying Person shall not be entitled to assume control of such defense, and the applicable Reg Rights Indemnified Person may assume the control and defense thereof, at the sole expense of the applicable Reg Rights Indemnifying Person, if (A) the Reg Rights Claim relates to, or arises in connection with, any criminal or governmental proceeding, action, indictment, allegation or investigation, (B) the Reg Rights Claim seeks an injunction against the Reg Rights Indemnified Person, to the extent that such defense relates to the claim for such injunction, (C) a conflict of interest between the Reg Rights Indemnifying Person and the Reg Rights Indemnified Person exists with respect to the Reg Rights Claim or the Reg Rights Indemnifying Person and the Reg Rights Indemnified Person have one or more conflicting defenses, in the reasonable view of their respective counsel, or (D) the Reg Rights Indemnifying Person has elected to have the Reg Rights Indemnified Person defend, or assume the control and defense of, a Third-Party Reg Rights Claim in accordance with this Section 1.6(c); provided that in no event shall the Reg Rights Indemnifying Person be liable for the fees and expenses of more than one separate counsel for all Reg Rights Indemnified Persons, which counsel shall be selected by the Investors (in the case of the Investor Registration Rights Indemnitees) or by the Company (in the case of the Company Registration Rights Indemnitees).
(iii)    Any party controlling the defense of any Third-Party Reg Rights Claim pursuant hereto shall: (A) conduct the defense of such Third-Party Reg Rights Claim with reasonable diligence and keep the other parties reasonably informed of material developments in the Third-Party Reg Rights Claim at all stages thereof, (B) as promptly as reasonably practicable, submit to the other parties copies of all pleadings, responsive pleadings, motions and other similar legal documents and papers received or filed in connection therewith, (C) permit the other parties and their counsel to confer on the conduct of the defense thereof, and (D) permit the other parties and their counsel an opportunity to review all legal papers to be submitted prior to their submission. The parties not controlling the defense will render to the party controlling the defense such assistance as may be reasonably required in order to insure the proper and adequate defense thereof and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the party controlling the defense in connection therewith. The Reg Rights Indemnifying Person shall reimburse the parties not controlling the defense for any reasonable and documented costs and expenses incurred in connection with providing such assistance. Notwithstanding anything to the contrary in this Agreement, no Party shall be required to disclose any information to the other Party or its Representatives, if doing so would be reasonably expected to violate any Law to which such Party is subject or could jeopardize (in the reasonable discretion of the disclosing Party) any attorney-client privilege available with respect to such information.
(iv)    If the Reg Rights Indemnifying Person controls the defense of and defends any Third-Party Reg Rights Claim under this Section 1.6(c), the Reg Rights Indemnifying Person shall have the right to effect a settlement of such Third-Party Reg Rights Claim on the Reg Rights Indemnified Person’s behalf and without the consent of the Reg Rights Indemnified Person; provided that (A) such settlement shall not involve any injunctive relief binding upon the Reg Rights Indemnified Person or any of its Affiliates, (B) such settlement expressly and unconditionally releases the Reg Rights Indemnified Person and the other applicable Reg Rights Indemnified Persons (that is, each of the Company Registration Rights Indemnitees, if the Reg Rights Indemnified Person is a Company Registration Rights Indemnitee, and each of the Investor Registration Rights Indemnitees, if the Reg Rights Indemnified Person is an Investor Registration Rights Indemnitee) from any and all liabilities with respect to such Third-Party Reg Rights Claim, with prejudice and (C) the Reg Rights Indemnifying Person unconditionally acknowledges in writing to the Reg Rights Indemnified

Person its obligation to pay all Damages of the Reg Rights Indemnified Person with respect to such Third-Party Reg Rights Claim. In all other events, the consent of the Reg Rights Indemnified Person shall be required to effect such a settlement (which consent shall not be unreasonably withheld, conditioned or delayed). If the Reg Rights Indemnified Person controls the defense of and defends any Third-Party Reg Rights Claim under this Section 1.6(c), the Reg Rights Indemnified Person shall have the right to effect a settlement of such Third-Party Reg Rights Claim only with the consent of the Reg Rights Indemnifying Person (which consent shall not be unreasonably withheld, conditioned or delayed). No settlement by the Reg Rights Indemnified Person of such Third-Party Reg Rights Claim effected in accordance with this Section 1.6(c) shall limit or reduce the right of any Reg Rights Indemnified Person to indemnity hereunder for all Damages they may incur arising out of or resulting from the Third-Party Reg Rights Claim, to the extent such Damages are indemnifiable hereunder. As used in this Section 1.6(c)(iv), the term “settlement” refers to any consensual resolution of the claim in question, including by consent decree or by permitting any judgment or other resolution of a claim to occur without disputing the same, and the term “settle” has a corresponding meaning.
Section 1.7    Free Writing Prospectuses. Except for a Prospectus relating to Registrable Securities included in a Registration Statement, an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) prepared by the Company or other materials prepared by Company, each Investor represents and agrees that it (a) will not make any offer relating to the Registrable Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a Free Writing Prospectus, and (b) will not distribute any written materials in connection with the offer or sale pursuant to a Registration Statement of Registrable Securities, in each case, without the prior written consent of the Company.
Section 1.8    Information from and Obligations of each Investor. The Company’s obligation to include the Investor’s Registrable Securities in any Registration Statement or Prospectus is contingent upon each of the Investors:
(a)    furnishing to the Company in writing information with respect to its ownership of Registrable Securities and the intended method of disposition of its Registrable Securities as may be required by the Company and as required by Law for use in connection with a Registration Statement or Prospectus (or any amendment or supplement thereto) and all information required to be disclosed in order to make the information the Investor previously furnished to the Company not contain a material misstatement of fact or necessary to cause such Registration Statement or Prospectus (or amendment or supplement thereto) not to omit a material fact with respect to the Investor necessary in order to make the statements therein not misleading;
(b)    complying in all material respects with (i) the Securities Act and the Exchange Act, (ii) all applicable state securities Laws, (iii) the rules of any securities exchange or trading market on which the Ordinary Shares or Ordinary Shares represented by ADSs are listed or traded, and (iv) all other applicable regulations, in each case, in connection with, and only to the extent applicable to, the registration and the disposition of Registrable Securities by the Investor;

(c)    following its actual knowledge thereof, notifying the Company of the occurrence of any event that makes any statement made in a Registration Statement, Prospectus, issuer free writing prospectus or other Free Writing Prospectus regarding the Investor untrue in any material respect or that requires the making of any changes in a Registration Statement, Prospectus, issuer free writing prospectus or other Free Writing Prospectus so that, in such regard, it will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements not misleading;
(d)    providing the Company with such information related to the Investor as may be required to enable the Company to prepare a supplement or post-effective amendment to any such Registration Statement or a supplement to such Prospectus or Free Writing Prospectus;
(e)    using commercially reasonable efforts to cooperate with the Company in preparing the applicable Registration Statement and any related Prospectus; and
(f)    furnishing the Company with all information required to be included in such Registration Statement or Prospectus by applicable securities Laws in connection with the disposition of such Registrable Securities as the Company reasonably requests.
Section 1.9    Rule 144 Reporting.
(a)    With a view to making available to each Investor the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to make and keep available adequate current public information, as defined in Rule 144(c), including all periodic and annual reports and other documents (other than Form 6-K reports) required of the Company under Sections 13 or 15(d) of the Exchange Act, and so long as an Investor beneficially owns any Registrable Securities or securities convertible into or exercisable for Registrable Securities, furnish to the Investor forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any Registrable Securities without registration.
(b)    For the avoidance of doubt, each Investor may sell any Registrable Securities in compliance with Rule 144, regardless of whether a Registration Statement has been filed with the SEC or is effective. The Company agrees to (i) make and keep public information available as those terms are understood and defined in Rule 144, (ii) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, and (iii) so long as an Investor owns any Registrable Securities, furnish to such Investor upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act.
Section 1.10    Termination of Registration Rights. Notwithstanding anything to the contrary contained herein and subject to Section 1.11, the registration rights granted under this

Article I terminate and are of no further force and effect (other than Section 1.2 and Section 1.6), on the date on which there cease to be any Registrable Securities.
Section 1.11    Transfer of Registration Rights. Each Investor shall have the right to Transfer to any Person (such Person, a “Transferee Investor”), directly or indirectly, by written agreement, all of its related rights and obligations granted under this Article I in connection with a Transfer of all of its Registrable Securities to such Person; provided, that in the case of Transfers to limited partners, members or Affiliates of an Investor, such Investor shall have the right to transfer its related rights and obligations under this Article I in connection with the Transfer of all or any portion of its Registrable Securities. Such Transferee Investor shall, following such Transfer, become responsible for all obligations applicable to the Investor under this Article I with respect to the Registrable Securities Transferred to such Transferee Investor.
ARTICLE II
TERMINATION
Section 2.1    Termination. This Agreement shall terminate upon the earlier of (i) the time when there are no Registrable Securities outstanding, (ii) the time when all of the Registrable Securities (a) are freely transferable under Rule 144 and the securities laws of any other applicable jurisdiction without limitation, or any volume, manner-of-sale or other restrictions or conditions, without registration and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c) (or any similar rule then in force), as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Company’s transfer agent and the Investor, and (b) do not and/or shall not when issued bear a restrictive legend relating to the Securities Act or the securities laws of any other applicable jurisdiction or a restricted CUSIP, and (iii) the mutual written agreement of each Investor and the Company.
Section 2.2    Effect of Termination; Survival. In the event of any termination of this Agreement pursuant to Section 2.1, this Agreement shall be terminated, and there shall be no further liability or obligation hereunder on the part of any Party, other than Section 1.6, Section 1.9, this Section 2.2 and Article III, which provisions shall survive such termination; provided, however, that nothing contained in this Agreement (including this Section 2.2) shall relieve a Party from liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement to the extent occurring prior to such termination.
ARTICLE III
GENERAL PROVISIONS
Section 3.1    No Confidential Information. In no event shall the Company or its Representatives provide any non-public records, books, Contracts, instruments, computer data or other data or information concerning the Company or its subsidiaries to an Investor unless the Investor has agreed to accept such information in writing beforehand.

Section 3.2    Fees and Expenses. All expenses incurred by the Parties in connection with the negotiation, execution and delivery of this Agreement will be borne solely and entirely by the Party incurring such expenses.
Section 3.3    Notices. Except as may otherwise be provided herein, all notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be conclusively deemed to have been duly given when sent by electronic mail to the address set forth below if sent between 8:00 am and 5:00 pm recipient’s local time on a Business Day, or on the next Business Day if sent by electronic mail other than between 8:00 am and 5:00 pm recipient’s local time.
If to the Company, addressed to it at:
Sequans Communications SA
15-55 boulevard Charles de Gaulle
Les Portes de la Défense
92700 Colombes
Republic of France
Email: deborah@sequans.com
Attention: Chief Financial Officer
With a copy (which shall not constitute notice) to:
Lowenstein Sandler LLP
1251 Avenue of the Americas, 18th Floor
New York, New York 10020

Attention:	Steven E. Siesser, Esq.
Brooke A. Gillar, Esq.
Email:	ssiesser@lowenstein.com;
bgillar@lowenstein.com
and
ARCHERS (AARPI)
28 rue Dumont d’Urville 75116
Paris, France

Attention:	Véronique Gedeon
Mark Richardson
Email:	mrichardson@archers.fr;
vgedeon@archers.fr
If to the Investor, addressed to it at: to such address or addresses set forth on the signature page hereto.

Section 3.4    Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
“Action” means any litigation, suit, claim, action, proceeding, arbitration, mediation, hearing, inquiry or investigation (in each case, whether civil, criminal or investigative).
“ADS” has the meaning set forth in the recitals to this Agreement.
“Affiliate” of a specified Person means any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise; provided that no portfolio company of an Investor shall be deemed to be an “Affiliate” of the Investor.
“American Depositary Shares” or “ADSs” means those certain American Depositary Shares issued pursuant to a deposit agreement by and among the Company, Bank of New York Mellon (or any successor thereto), as depositary, and the owners and holders of American Depositary Shares, as such agreement may from time to time be amended.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“ASR Eligible” means the Company meets or is deemed to meet the eligibility requirements to file an ASRS as set forth in the General Instruction to Form F-3 or Form S-3, as applicable.
“ASRS” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.
“Board” or “Board of Directors” means the board of directors of the Company, or any duly authorized committee thereof.
“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States, a legal holiday in the Republic of France or any day on which banking institutions in New York City or Paris are authorized or required by law or other governmental action to close; provided, however, for clarification, banking institutions in New York City or Paris shall not be deemed to be authorized or required by law or executive order to close or be closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York City or Paris are open for use by customers on such day.
“Common Warrant” has the meaning set forth in the recitals to this Agreement.
“Common Warrant ADSs” has the meaning set forth in the recitals to this Agreement.
“Common Warrant Shares” has the meaning set forth in the recitals to this Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.
“Company Registration Rights Indemnitee” has the meaning set forth in Section 1.6(a)(ii).
“Contract” means any oral or written binding contract, subcontract, agreement, note, bond, mortgage, indenture, lease, sublease, license, sublicense, permit, franchise or other instrument, obligation, commitment or arrangement or understanding of any kind or character.
“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or credit arrangement or otherwise.
“controlling person” has the meaning set forth in Section 1.6(a)(i).
“Conversion ADSs” has the meaning set forth in the recitals to this Agreement.
“Damages” means any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities, judgments, and reasonable and documented out-of-pocket expenses incurred or paid, including reasonable attorneys’ fees, costs of investigation or settlement, other professionals’ and experts’ fees, court or arbitration costs.
“Disclosure Package” means, with respect to any offering of Registrable Securities, (a) the preliminary Prospectus or Prospectus, as applicable, (b) each Free Writing Prospectus, and (c) all other information, in each case, that is deemed, under Rule 159 under the Securities Act, to have been conveyed to purchasers of Registrable Securities at the time of sale of such securities.
“Effectiveness Period” has the meaning set forth in Section 1.5.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
“FINRA” means the Financial Industry Regulatory Authority, Inc. or any successor regulatory organization.
“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act relating to the Registrable Securities included in the applicable Registration Statement that has been approved for use by the Company.
“Governmental Entity” means any federal, national, foreign, supranational, state, provincial, county, local or other government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body of competent jurisdiction.
“Investor” has the meaning set forth in the preamble to this Agreement.

“Investor Registration Rights Indemnitee” has the meaning set forth in Section 1.6(a)(i).
“issuer free writing prospectus” has the meaning set forth in Section 1.7.
“Law” any U.S. or non-U.S. federal, state, local, national, supranational, foreign or administrative law (including common law), statute, ordinance, regulation, requirement, regulatory interpretation, rule, code or Order.
“Notice of Reg Rights Claim” has the meaning set forth in Section 1.6(b)(i).
“Notice of Suspension” has the meaning set forth in Section 1.3(a).
“Order” means any order (temporary or otherwise), judgment, injunction, award, decision, determination, stipulation, ruling, subpoena, writ, decree or verdict entered by or with any Governmental Entity.
“Ordinary Shares” means ordinary shares, nominal value €0.01 per share, of the Company.
“Party” and “Parties” have the meanings set forth in the preamble to this Agreement.
“Person” means an individual, company, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.
“Pre-Funded Warrant” has the meaning set forth in the recitals to this Agreement.
“Pre-Funded Warrant ADSs” has the meaning set forth in the recitals to this Agreement.
“Pre-Funded Warrant Shares” has the meaning set forth in the recitals to this Agreement.
“Prospectus” means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference, or deemed to be incorporated by reference, into such prospectus.
“Purchase Agreement” has the meaning set forth in the recitals to this Agreement.
“Reg Rights Claim” has the meaning set forth in Section 1.6(b)(i).
“Reg Rights Indemnified Person” has the meaning set forth in Section 1.6(b)(i).
“Reg Rights Indemnifying Person” has the meaning set forth in Section 1.6(b)(i).
“Registrable Securities” means (i) the Conversion ADSs, (ii) the Pre-Funded Warrant ADSs, (iii) the Common Warrant ADSs, (iv) a number of Ordinary Shares represented by ADSs issuable pursuant to the Secured Convertible Debentures as Interest ADSs (as such term is defined in the Secured Convertible Debentures) equal to [30%] of the aggregate number of Conversion ADSs issuable pursuant to the Secured Convertible Debentures as of the date of this Agreement and (v) any Ordinary Shares or Ordinary Shares represented by ADSs issued (or issuable upon the conversion or exercise of any warrant, right or other security that is issued) as a result of any stock split, recapitalization, exchange, dividend or other distribution with respect to, or in exchange for or in replacement of, the Conversion ADSs, the Pre-Funded Warrant ADSs, and/or the Common Warrant ADSs; provided, that a security will cease to be a Registrable Security on the earliest to occur of  (a) the date such Registrable Security has been resold by such Investor pursuant to a Registration Statement or Rule 144 or (b) upon the date such Registrable Security becomes eligible for resale by such Investor under Rule 144 without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.
“Registration Expenses” means (whether or not any Registration Statement is declared effective or any of the transactions described herein is consummated) all expenses incurred by the Company in filing a Registration Statement, including, all registration and filing fees, fees and disbursements of counsel for the Company, SEC or FINRA registration and filing fees, all applicable ratings agency fees, expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, fees and expenses of compliance with securities or “blue sky” Laws, costs of any comfort letters required by any underwriter, listing fees, printing, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, the Company’s internal expenses, the expense of any annual audit or quarterly review, the expenses and fees for listing the securities to be registered on the New York Stock Exchange or any other securities exchange, roadshow expenses, all other expenses incident to the registration of the Registrable Securities; provided, that the term “Registration Expenses” does not include, and the Company shall not be responsible for, Selling Expenses.
“Registration Statement” means a registration statement of the Company on an appropriate form under the Securities Act filed with the SEC covering the resale of Registrable Securities, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such Registration Statement.
“Representatives” means a Person’s officers, directors, employees, accountants, consultants, legal counsel, investment bankers, other advisors, authorized agents and other representatives.
“Rule 144” means Rule 144 under the Securities Act or any replacement or successor rule promulgated under the Securities Act.
“Rule 415” means Rule 415 under the Securities Act or any replacement or successor rule promulgated under the Securities Act.
“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
“Secured Convertible Debenture Offering” has the meaning set forth in the recitals to this Agreement.
“Secured Convertible Debentures” has the meaning set forth in the recitals to this Agreement.
“Selling Expenses” means, in connection with the registration or offering and sale of the Registrable Securities, (a) all underwriting fees, discounts and selling commissions fees, (b) stock transfer taxes applicable to the sale of the Registrable Securities, and (c) fees and expenses of any counsel to the Investors other than the counsel referred to in the definition of Registration Expenses.
“settlement” and “settle” have the meanings set forth in Section 1.6(c)(iv).
“Shelf Registration Statement” means a registration statement filed with the SEC for the sale of Registrable Securities pursuant to Rule 415 under the Securities Act.
“Suspension Period” has the meaning set forth in Section 1.3(a).
“Third-Party Reg Rights Claim” has the meaning set forth in Section 1.6(b)(ii).
“Transaction Documents” means collectively, this Agreement, the Purchase Agreement and the other documents and agreements entered into in connection with the transactions contemplated hereby and thereby.
“Transaction Shelf Registration Statement” has the meaning set forth in Section 1.1(a).
“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any Contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any securities.
“Transferee Investor” has the meaning set forth in Section 1.11.
Section 3.5    Interpretation; Headings. When a reference is made in this Agreement to an Exhibit, a Schedule or a Section, such reference shall be to an Exhibit, a Schedule or a Section of this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its successors and permitted assigns. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the immediately following Business Day. Unless otherwise specifically indicated, all references to “dollars” and “$” or “euros” and “€” will be deemed references to the lawful money of the United States of America or lawful money of the European Union. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. References to “days” shall mean “calendar days” unless expressly stated otherwise. No specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty. It is the intent of the Parties that each representation, warranty, covenant, condition and agreement contained in this Agreement shall be given full, separate, and independent effect and that such provisions are cumulative. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified.
Section 3.6    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by the Purchase Agreement, the Secured Convertible Debentures and this Agreement are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that such transactions be consummated as originally contemplated to the fullest extent possible.
Section 3.7    Entire Agreement; Amendments. The Transaction Documents (including the schedules and exhibits hereto and thereto) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed on behalf of the Company and the Required Holders.
Section 3.8    Assignment; No Third Party Beneficiaries. Except as expressly provided herein, including, without limitation, the transfer of rights and obligations as set forth in Section 1.11, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party, in whole or in part (whether pursuant to a merger, by operation of law or otherwise), without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed). Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 3.9    Further Assurances. Each Party shall cooperate, take such actions, enter into such agreements (including customary indemnification and contribution agreements) and execute such documents as may be reasonably requested by any other Party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby; provided, however, that no Party shall be obligated to take any actions or omit to take any actions that would be inconsistent with applicable Law.
Section 3.10    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of New York. The Parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America, in each case located in the County of New York, for any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any Party or any of its Affiliates or against any Party or any of its Affiliates). Consistent with the preceding sentence, each of the Parties hereby (a) submits to the exclusive jurisdiction of such courts for the purpose of any Action arising out of or relating to this Agreement brought by either Party, (b) agrees that service of process will be validly effected by sending notice in accordance with Section 3.3, (c) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above named courts, and (d) agrees not to move to transfer any such Action to a court other than any of the above-named courts.
(b)    EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY

THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.10.
(c)    The Company agrees that service to the Process Agent (as defined below) or as otherwise specified in Section 3.3 shall be valid and sufficient service, and the Company waives any objections to such service. The Company hereby irrevocably designates GKL Corporate/Search, Inc., One Capitol Mall, Suite 660, Sacramento, California 95814 (the “Process Agent”), as the designee, appointee and agent of the Company to receive, for and on behalf of the Company, service of process for the purposes of this Section 3.10. The Company irrevocably waives any requirements for service abroad of process or other documents, including under the Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil or Commercial Matters. The Company agrees that service of process in respect of it upon the Process Agent shall be deemed to be effective service of process upon it. The Company agrees that the failure of the Process Agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any Action based thereon. If for any reason the Process Agent shall cease to be available to act as such, the Company agrees to irrevocably appoint another such agent as its authorized agent for service of process, on the terms and for the purposes of this Section 3.10. Nothing herein shall in any way be deemed to limit the ability of the Investor to serve any such legal process in any other manner permitted by applicable Law or to obtain jurisdiction over the Company or bring actions, suits or proceedings against them in such other jurisdiction, and in such matter, as may be permitted by applicable Law
Section 3.11    Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) in counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
Section 3.12    Specific Performance. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each Party agrees that, in the event of any breach or threatened breach by the other Party of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to (a) an Order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Each Party further agrees that neither the other Party nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 3.12, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 3.13    Waiver. Any Party entitled to the benefits thereof may, to the extent permitted by Law (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained herein, and (c) waive compliance with any of the covenants, agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder.
Section 3.14    Recapitalization, Exchanges, etc.
(a)    The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares or other securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise), which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, stock splits, recapitalizations, pro rata distributions of stock and the like occurring after the date of this Agreement.
(b)    The Company agrees that it shall not effect or permit to occur any combination or subdivision of Ordinary Shares or other securities constituting Registrable Securities which would adversely affect the ability of the Investors to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.
Section 3.15    Obligations Limited to Parties to this Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Investors (and their transferees or assignees) and the Company shall have any obligation hereunder and that notwithstanding that an Investor is a limited partnership, limited liability company or other entity, no recourse under this Agreement shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder or Affiliate of the Investor or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder or Affiliate of the Investor or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder or Affiliate of any of the foregoing, as such, for any obligations of the Investor under this Agreement or for any claim based on, in respect of or by reason of such obligation or its creation.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

SEQUANS COMMUNICATIONS SA

By:
Name: Georges Karam
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]

BUYER:

By:
Name:
Title:

EXHIBIT D
SUMMARY OF RISKS
Certain factors may have a material adverse effect on the business, financial condition and results of operations of the Company and your proposed investment in the Company. The risks and uncertainties described below are not the only ones that the Company faces. Additional risks that the Company are unaware of, or that the Company currently believes are not material, may also become important factors that materially adversely affect the Company. If any of the risk factors discussed in the SEC Documents or any of the following risks actually occur, the business, financial condition, results of operation, and future prospects of the Company could be adversely affected, the trading price of the ADSs could decline, and you could lose all or part of your investment.
Risks Related to the Issuer’s Business and Bitcoin Strategy and Holdings
●The Company’s financial results and the market price of the ADSs may be affected by the prices of Bitcoin.
●Investing in Bitcoin will expose the Company to certain risks associated with Bitcoin, such as price volatility, limited liquidity and trading volumes, relative anonymity, potential susceptibility to market abuse and manipulation, theft, compliance and internal control failures at exchanges and other risks inherent in its electronic, virtual form and decentralized network.
●The Company will have broad discretion in how it executes its Bitcoin strategy, including the timing of purchases and sale of Bitcoin and Bitcoin-related products. The Company may not execute its strategy effectively, which could affect its results of operations and cause its share price to decline. We are continually examining the risks and rewards of our strategy to acquire and hold Bitcoin. This strategy has not been tested over an extended period of time or under different market conditions.
●A significant decrease in the market value of the Company’s Bitcoin holdings could adversely affect its ability to satisfy its financial obligations under the Convertible Debt Financing and any subsequent debt financings.
●Unrealized fair value gains on its Bitcoin holdings could cause the Company to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022.
●Bitcoin is a highly volatile asset, and fluctuations in the price of Bitcoin are likely to influence the Company’s financial results and the market price of the ADSs.
●Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.
●The availability of spot exchange-traded products (“ETPs”) for Bitcoin and other digital assets may adversely affect the market price of its listed securities. Although we are an operating company, and we believe we offer a different value proposition than a Bitcoin investment vehicle such as a spot Bitcoin ETP, investors may nevertheless view our ADSs as an alternative to an investment in an ETP, and choose to purchase shares of a spot Bitcoin ETP instead of our ADSs. They may do so for a variety of reasons, including if they believe that ETPs offer a “pure play” exposure to Bitcoin that is generally not subject to federal income tax at the entity level as we are, or the other risk factors applicable to an operating business, such as ours.
●The Company’s Bitcoin strategy may subject it to enhanced regulatory oversight. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of Bitcoin or the ability of individuals or institutions such as us to own or transfer Bitcoin. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of Bitcoin or the ability of individuals or institutions such as us to own or transfer Bitcoin.
●Bitcoin trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many Bitcoin trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in Bitcoin trading venues, including prominent exchanges that handle a significant volume of Bitcoin trading and/or are subject to regulatory oversight, in the event one or more Bitcoin trading venues cease or pause for a prolonged period the trading of Bitcoin or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.
●The concentration of Bitcoin holdings may enhance the risks inherent in the Company’s Bitcoin strategy.
●The Company’s Bitcoin holdings will be less liquid than existing cash and cash equivalents and may not be able to serve as a source of liquidity for it to the same extent as cash and cash equivalents.
●If the Company or any third-party service providers it utilizes to execute its Bitcoin strategy experience a security breach, technological failure, or cyber-attack and unauthorized parties obtain access to its Bitcoin assets, the Company may lose some or all of its Bitcoin assets and its financial condition and results of operations could be materially adversely affected.
●The Company will face risks relating to the custody of its Bitcoin at third party custodians, including the loss or destruction of private keys required to access its Bitcoin and cyberattacks or other data loss relating to its Bitcoin. Furthermore, if our custodially-held Bitcoin were considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such Bitcoin, or delaying or hindering our access to our bitcoin holdings, and this may ultimately result in the loss of the value related to some or all of such Bitcoin, which could have a material adverse effect on our financial condition as well as the market price of our listed securities
●While senior SEC officials have stated their view that Bitcoin is not a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the Investment Company Act of 1940, which would subject us to significant additional regulatory controls that could have a material adverse effect on our ability to execute on our Bitcoin strategy, and our business and operations and may also require us to substantially change the manner in which we conduct our business.
●The Company’s Bitcoin strategy exposes it to risk of non-performance by counterparties. A series of high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry in recent years have highlighted the counterparty risks applicable to owning and transacting in digital assets. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of Bitcoin, limit the availability to us of financing collateralized by bitcoin, or create or expose additional counterparty risks.
Risks Related to the Transaction and the Secured Convertible Debentures
●The Company intends to use the net proceeds from this offering to purchase Bitcoin, the price of which has been, and will likely continue to be, highly volatile.
●The Company will have broad discretion in the use of the net proceeds from this offering that do not constitute a portion of the investors’ collateral and investors will not have the opportunity as of this process to assess whether the net proceeds that do not constitute a portion of the investors’ collateral are being used in a manner of which you approve.

●The Company’s indebtedness and future indebtedness could affect its financial condition and prevent it from fulfilling its obligations under the Secured Convertible Debentures.
●The Company’s ability to generate sufficient cash flows to satisfy its debt obligations, or to refinance its indebtedness on commercially reasonable terms or at all, could materially and adversely affect its financial position and results of operations and its ability to satisfy its obligations under the Secured Convertible Debentures.
●The Secured Convertible Debentures may contain terms which restrict the Company’s business operations and reduces its access to capital.
●A lowering or withdrawal of ratings assigned to the Company’s debt securities by rating agencies, if any, may increase the Company’s future borrowing costs and reduce its access to capital.
●[The Secured Convertible Debentures will be secured by Bitcoin, which could become a significant portion of the assets of the Company. As a result of these security interests, such assets would be available to satisfy claims of the Company’s general creditors or to holders of the Company’s equity securities if the Company were to become insolvent only to the extent the value of such assets exceeded the amount of the Company’s secured indebtedness and other obligations. In addition, the existence of these security interests may adversely affect the Company’s financial flexibility.]
●The Company may not have the ability to raise the funds necessary to repurchase the Secured Convertible Debentures or to repay the Secured Convertible Debentures in cash at their maturity, and the Company’s future debt may contain limitations on its ability to pay cash upon conversion, redemption, or repurchase of the Secured Convertible Debentures.
●The conversion price of the Secured Convertible Debentures is subject to specific French law mandatory conversion price adjustments and may not be adjusted for all dilutive events that may occur.
●Conversion or redemption may adversely affect the return on the Convertible Notes
●The accounting method for convertible debt securities that may be settled in cash, including the Secured Convertible Debentures, may have a material affect on the Company’s financial results.
●The market price of the ADSs, which may fluctuate significantly, may directly affect the value of the Secured Convertible Debentures.
●Holders of the Secured Convertible Debentures will not be entitled to any rights with respect to the ADSs, but will be subject to changes made with respect to the ADSs.
●The Secured Convertible Debentures are convertible into the Company’s Ordinary Shares to be delivered for ADSs and therefore holders of the Secured Convertible Debentures will be subject to all of the risks associated with holding ADSs.

EXHIBIT E
SECURITY AGREEMENT
See attached.

EXHIBIT F
TERMS AND CONDITIONS OF THE COMMON WARRANTS
See attached.